Exhibit 99.3






                      AGREEMENT AND PLAN OF REORGANIZATION

                                     between

                              CITY HOLDING COMPANY


                                       and

                              HORIZON BANCORP, INC.




                                 August 7, 1998


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                                TABLE OF CONTENTS
                                                                                                               Page

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ARTICLE I GENERAL.................................................................................................2

         1.1. Holding Company Merger..............................................................................2
         1.2. Bank Mergers........................................................................................2
         1.3. Taking of Necessary Action..........................................................................2
         1.4. Tax Consequences; Accounting Treatment..............................................................2

ARTICLE II EFFECT OF TRANSACTION ON COMMON STOCK, ASSETS, LIABILITIES AND CAPITALIZATION OF CITY HOLDING, CITY
         NATIONAL, AND HORIZON....................................................................................3

         2.1. Conversion of Stock; Exchange Ratio.................................................................3
         2.2. Manner of Exchange..................................................................................3
         2.3. No Fractional Shares................................................................................5
         2.4. Dissenting Shares...................................................................................5
         2.5. Assets..............................................................................................5
         2.6. Liabilities.........................................................................................6

ARTICLE III REPRESENTATIONS AND WARRANTIES........................................................................6

         3.1. Representations and Warranties of Horizon and the Horizon Banks.....................................6
                  (a)  Organization, Standing and Power...........................................................6
                  (b)  Capital Structure..........................................................................7
                  (c)  Authority..................................................................................7
                  (d)  Investments................................................................................8
                  (e)  Financial Statements.......................................................................8
                  (f)  Absence of Undisclosed Liabilities.........................................................9
                  (g)  Tax Matters................................................................................9
                  (h)  Options, Warrants and Related Matters.....................................................11
                  (i)  Property..................................................................................11
                  (j)  Additional Schedules Furnished to City Holding............................................11
                  (k)  Agreements in Force and Effect............................................................12
                  (l)  Legal Proceedings; Compliance with Laws...................................................13
                  (m)  Employee Benefit Plans....................................................................13
                  (n)  Insurance.................................................................................16
                  (o)  Loan Portfolio............................................................................16
                  (p)  Absence of Changes........................................................................17
                  (q)  Brokers and Finders.......................................................................17
                  (r)  Subsidiaries; Partnerships and Joint Ventures.............................................17
                  (s)  Reports...................................................................................18
                  (t)  Environmental Matters.....................................................................18
                  (u)  Disclosure................................................................................19
                  (v)  Accounting and Tax Matters................................................................19
                  (w)  Regulatory Approvals......................................................................20

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                  (x)  Year 2000 Matters.........................................................................20
                  (y)  Interest Rate Risk Management Instruments.................................................20
                  (z)  Recission of Repurchases..................................................................20
         3.2. Representations and Warranties of City Holding and City National...................................21
                  (a)  Organization, Standing and Power..........................................................21
                  (b)  Capital Structure.........................................................................21
                  (c)  Authority.................................................................................22
                  (d)  Investments...............................................................................22
                  (e)  Financial Statements......................................................................23
                  (f)  Absence of Undisclosed Liabilities........................................................24
                  (g)  Tax Matters...............................................................................24
                  (h)  Options, Warrants and Related Matters.....................................................25
                  (i)  Property..................................................................................25
                  (j)  Additional Schedules Furnished to Horizon.................................................26
                  (k)  Agreements in Force and Effect............................................................27
                  (l)  Legal Proceedings; Compliance with Laws...................................................27
                  (m)  Employee Benefit Plans....................................................................28
                  (n)  Insurance.................................................................................30
                  (o)  Loan Portfolio............................................................................31
                  (p)  Absence of Changes........................................................................31
                  (q)  Brokers and Finders.......................................................................32
                  (r)  Subsidiaries; Partnerships and Joint Ventures.............................................32
                  (s)  Reports...................................................................................32
                  (t)  Environmental Matters.....................................................................32
                  (u)  Disclosure................................................................................33
                  (v)  Accounting and Tax Matters................................................................33
                  (w)  Regulatory Approvals......................................................................34
                  (x)  Year 2000 Matters.........................................................................34
                  (y)  Interest Rate Risk Management Instruments.................................................34
                  (z)  Recission of Repurchases..................................................................34

ARTICLE IV CONDUCT AND TRANSACTIONS PRIOR TO THE EFFECTIVE TIME OF THE HOLDING COMPANY MERGER....................35

         4.1. Access to Records and Properties of City Holding, City National, Other City Holding Subsidiaries,
                  Horizon and the Horizon Banks; Confidentiality.................................................35
         4.2. Registration Statement, Proxy Statement, Shareholder Approval......................................36
         4.3. Operation of the Businesses of the Parties.........................................................37
         4.4. No Solicitation....................................................................................38
         4.5. Dividends..........................................................................................38
         4.6. Regulatory Filings; Best Efforts...................................................................39
         4.7. Public Announcements...............................................................................39
         4.8. Operating Synergies; Conformance to Reserve Policies, Etc..........................................39
         4.9. City Holding Rights Agreement......................................................................40

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         4.10. Agreement as to Efforts to Consummate.............................................................40
         4.11. Adverse Changes in Condition......................................................................40
         4.12. Nasdaq Listing....................................................................................40
         4.13. Delivery and Updating of Schedules................................................................41
         4.14. Transactions in City Holding Common Stock.........................................................41
         4.15. Standstill Agreements; Confidentiality Agreements.................................................41
         4.16. Letters from Accountants..........................................................................42

ARTICLE V MANAGEMENT AND CORPORATE GOVERNANCE....................................................................42

         5.1. Board of Directors.................................................................................42
         5.2. Management.........................................................................................42

ARTICLE VI CONDITIONS OF MERGER..................................................................................42

         6.1. Conditions of Obligations of City Holding and City National........................................42
         6.2. Conditions of Obligations of Horizon and the Horizon Banks.........................................45

ARTICLE VII CLOSING DATE; EFFECTIVE TIME.........................................................................48

         7.1. Closing Date.......................................................................................48
         7.2. Filings at Closing.................................................................................48
         7.3. Effective Time.....................................................................................48

ARTICLE VIII TERMINATION; SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; WAIVER AND AMENDMENT............49

         8.1. Termination........................................................................................49
         8.2. Effect of Termination..............................................................................50
         8.3. Survival of Representations, Warranties and Covenants..............................................50
         8.4. Waiver and Amendment...............................................................................51

ARTICLE IX ADDITIONAL COVENANTS..................................................................................51

         9.1. Indemnification of Horizon Officers and Directors; Liability Insurance.............................51
         9.2. Employee Matters...................................................................................52

ARTICLE X MISCELLANEOUS..........................................................................................53

         10.1. Expenses..........................................................................................53
         10.2. Entire Agreement..................................................................................53
         10.3. Descriptive Headings..............................................................................53
         10.4. Notices...........................................................................................54
         10.5. Counterparts......................................................................................55
         10.6. Governing Law.....................................................................................55

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                                INDEX TO EXHIBITS

A                      Holding Company Plan of Merger

B                      [RESERVED]

C                      City Holding Option Agreement

D                      Horizon Option Agreement

E Management of City Holding and City National following the Effective Time of the Holding Company Merger

F                      [RESERVED]

G                      Opinion of Jackson & Kelly, counsel to Horizon and the
                       Horizon Banks

H                      Form of Affiliate's Undertaking

I                      Forms of Employment Agreements

J Opinion of Hunton & Williams, counsel to City Holding and City National


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                  INDEX TO SCHEDULES TO BE PROVIDED BY HORIZON

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2.2(d)                 Horizon Options

3.1(b)(1)              Horizon Banks Outstanding Capital Stock

3.1(b)(2)              Horizon Common Stock Beneficial Ownership

3.1(d)                 Securities Owned by Horizon

3.1(e)                 Horizon Financial Statements

3.1(g)                 Horizon Group Taxes Being Contested, Etc.

3.1(h)                 Horizon and Horizon Banks Options, Warrants and Related Matters

3.1(j)(1)              Horizon and Horizon Banks Salary Rates, Horizon Common Stock Held by Directors of Horizon
                       or the Horizon Banks, Options and Restricted Stock Awards

3.1(j)(2)              Notes, Bonds, Mortgages, Indentures, Licenses, Lease Agreements and Other Contracts of
                       Horizon or the Horizon Banks

3.1(j)(3)              Employment Contracts and Related Matters of Horizon and the Horizon Banks

3.1(j)(4)              Real Estate Owned or Leased by Horizon and the Horizon Banks

3.1(j)(5)              Affiliates of Horizon and the Horizon Banks

3.1(1)                 Legal Proceedings of Horizon or the Horizon Banks

3.1(m)                 Employee Benefit Plans of Horizon and the Horizon Banks

3.1(n)                 Insurance of Horizon or the Horizon Banks

3.1(o)                 Horizon and the Horizon Banks Loans

3.1(p)                 Certain Changes

3.1(r)                 Horizon Subsidiaries and Joint Ventures

3.1(t)                 Environmental Changes

3.1(z)                 Horizon Share Repurchase Programs

4.3                    Horizon Share Repurchases


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                INDEX TO SCHEDULES TO BE PROVIDED BY CITY HOLDING

3.2(b)(1)              City Holding Outstanding Capital Stock

3.2(b)(2)              City Holding Common Stock Beneficial Ownership

3.2(d)                 Securities Owned by City Holding and City National

3.2(e)                 City Holding Financial Statements

3.2(g)                 City Holding Group Taxes Being Contested, Etc.

3.2(h)                 City Holding and City National Options, Warrants and Related Matters

3.2(j)(1)              City Holding Salary Rates, City Holding Common Stock Held by Directors of City Holding or
                       City National, Options and Restricted Stock Awards

3.2(j)(2)              Notes, Bonds, Mortgages, Indentures, Licenses, Lease Agreements and Other Contracts of
                       City Holding

3.2(j)(3)              Employment Contracts and Related Matters of City Holding

3.2(j)(4)              Real Estate Owned or Leased by City Holding

3.2(j)(5)              Affiliates of City Holding

3.2(l)                 Legal Proceedings of City Holding or City National

3.2(m)                 Employee Benefit Plans of City Holding

3.2(n)                 Insurance of City Holding

3.2(o)                 City Holding and City National Loans

3.2(p)                 Certain Changes

3.2(r)                 City Holding and City National Subsidiaries and Joint Ventures

3.2(t)                 Environmental Changes

3.2(z)                 City Holding Share Repurchase Programs

4.3                    City Holding Share Repurchases

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                      AGREEMENT AND PLAN OF REORGANIZATION


         This Agreement and Plan of Reorganization (the "Agreement") dated as of August 7, 1998 between CITY HOLDING COMPANY, a West Virginia corporation ("City Holding") and HORIZON BANCORP, INC. a West Virginia corporation ("Horizon") recites and provides:

         A. The boards of directors of City Holding and Horizon deem it advisable and in furtherance of their long-term business strategies to combine their business operations through the merger of Horizon into City Holding, with City Holding as the surviving company (the "Holding Company Merger"), pursuant to this Agreement and the Plan of Merger attached as Exhibit A (the "Holding Company Plan of Merger") whereby the holders of shares of the common stock of Horizon ("Horizon Common Stock") will receive common stock of City Holding ("City Holding Common Stock") in exchange therefor.

         B. The boards of directors of City Holding and Horizon deem it advisable that, as soon as possible after the Holding Company Merger, City Holding and Horizon shall cause Bank of Raleigh, a West Virginia bank ("Raleigh"), National Bank of Summers of Hinton, a national banking association ("Summers"), Greenbrier Valley National Bank, a national banking association ("Greenbrier"), The First National Bank in Marlinton, a national banking association ("Marlinton") and The Twentieth Street Bank, a West Virginia bank ("Twentieth") (collectively, the "Horizon Banks", all of which are wholly-owned by Horizon), to be merged into City National Bank of West Virginia, a national banking association wholly-owned by City Holding ("City National") (the "Bank Mergers"). The Holding Company Merger and the Bank Mergers are referred to herein collectively as the "Transaction."

         C. To effectuate the foregoing, the parties desire to adopt this Agreement and the Holding Company Plan of Merger, which shall represent a plan of reorganization in accordance with the provisions of Section 368(a) of the United States Internal Revenue Code, as amended (the "Code").

         D. As a condition to, and contemporaneously with, the execution of this Agreement, the parties have entered into a stock option agreement, with City Holding as Issuer and Horizon as grantee (the "City Holding Option Agreement") in the form attached hereto as Exhibit C.

         E. As a condition to, and contemporaneously with, the execution of this Agreement, the parties have entered into a stock option agreement, with Horizon as Issuer and City Holding as grantee (the "Horizon Option Agreement") in the form attached hereto as Exhibit D.

         F. For accounting purposes, the parties intend that the Transaction shall be accounted for as a "pooling of interests."

         NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement, and of the representations, warranties, conditions and promises herein contained, City Holding and Horizon hereby adopt this Agreement whereby at the "Effective Time of the Holding Company Merger" (as defined in Article VII hereof) Horizon shall be merged with City Holding in accordance with the Holding Company Plan of Merger. As soon as possible after the Holding Company Merger, the Horizon Banks will merge directly into City National. The outstanding shares of Horizon Common Stock shall be converted into shares of City Holding Common Stock as provided in this Agreement on the basis, terms and conditions contained herein and in the Holding Company Plan of Merger.

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         In connection therewith, the parties hereto agree as follows:


                                    ARTICLE I
                                     GENERAL

         1.1.     Holding Company Merger.

                  Subject to the provisions of this Agreement and the Holding Company Plan of Merger, at the Effective Time of the Holding Company Merger, Horizon shall be merged with and into City Holding (the "Surviving Company"), the separate existence of Horizon shall cease, the outstanding shares of Horizon Common Stock, other than Dissenting Shares (as defined in Section 2.4) and shares held directly by City Holding, shall be converted into the right to receive shares of City Holding Common Stock.

         1.2.     Bank Mergers.

                  As soon as possible following the Effective Time of the Holding Company Merger, City Holding shall cause the Horizon Banks to merge into City National.

         1.3.     Taking of Necessary Action.

                  In case at any time after the Effective Time of the Holding Company Merger any further action is necessary or desirable to carry out the purposes of this Agreement and to vest City Holding with full title to all properties, assets, rights, approvals, immunities and franchises of Horizon, the officers and directors of City Holding and Horizon shall take all such necessary action.

         1.4.     Tax Consequences; Accounting Treatment.

                  The parties intend that each of the Holding Company Merger and the Bank Mergers shall (i) constitute a reorganization within the meaning of
Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code, and (ii) be accounted for as a "pooling of interests."

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                                   ARTICLE II
  EFFECT OF TRANSACTION ON COMMON STOCK, ASSETS, LIABILITIES AND CAPITALIZATION
                   OF CITY HOLDING, CITY NATIONAL, AND HORIZON

         2.1.     Conversion of Stock; Exchange Ratio.

                  At the Effective Time of the Holding Company Merger:

                  (a)Conversion of Stock. Each share of Horizon Common Stock which is issued and outstanding at the Effective Time of the Holding Company Merger (other than shares held directly by City Holding, which shall be canceled without payment therefore, and Dissenting Shares) shall, and without any action by the holder thereof, be converted into the number of shares of City Holding Common Stock determined in accordance with Section 2.1(b). All such shares shall be validly issued, fully paid and nonassessable.

                  (b) Exchange Ratio. Each share of Horizon Common Stock (other than shares held directly by City Holding and shares to be exchanged for cash) shall be converted into the number of shares of City Holding Common Stock determined by dividing $45.00 per share of Horizon Common Stock (the "Common Stock Price Per Share") by the average closing price of City Holding Common Stock as reported on the Nasdaq National Market for each of the 10 trading days ending on the 10th day prior to the day of the Effective Time of the Holding Company Merger (the "Average Closing Price"), such quotient to be rounded to the nearest one one-thousandth (the "Exchange Ratio"), provided, that if the Average Closing Price is $44.50 or greater, then the Exchange Ratio shall be
         1.011 and if the Average Closing Price is $40.50 or less, then the Exchange Ratio shall be 1.111.

                  The Exchange Ratio at the Effective Time of the Holding Company Merger shall be adjusted to reflect any consolidation, split-up, other subdivisions or combinations of City Holding Common Stock, any dividend payable in City Holding Common Stock, or any capital reorganization involving the reclassification of City Holding Common Stock subsequent to the date of this Agreement.

         2.2.     Manner of Exchange.

                  (a) After the Effective Time of the Holding Company Merger, each holder of a certificate for theretofore outstanding shares of Horizon Common Stock, upon surrender of such certificate to SunTrust Bank, Atlanta (which shall act as exchange agent), and a Letter of Transmittal, which shall be mailed to each holder of a certificate for theretofore outstanding shares of Horizon Common Stock by City National promptly following the Effective Time of the Holding Company Merger, shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of City Holding Common Stock for which shares of Horizon Common Stock theretofore represented by the certificate or certificates so surrendered shall have been exchanged as provided in this Article II. Until so surrendered, each outstanding certificate which, prior to the Effective Time of the Holding Company Merger, represented Horizon Common Stock will be deemed to evidence the right to receive the number of full shares of City Holding Common Stock into which the shares of Horizon Common Stock represented thereby may be converted in accordance with the Exchange Ratio and, after the Effective Time of the Holding Company Merger will be deemed for all corporate purposes of City Holding to evidence ownership of the number of full shares of City Holding Common Stock into which the shares of Horizon Common Stock represented thereby were converted.

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                  (b) Until outstanding certificates formerly representing
         Horizon Common Stock are surrendered, no dividend payable to holders of record of City Holding Common Stock for any period as of any date subsequent to the Effective Time of the Holding Company Merger shall be paid to the holder of such outstanding certificates in respect thereof. After the Effective Time of the Holding Company Merger, there shall be no further registry of transfer on the records of Horizon of shares of Horizon Common Stock. If a certificate representing such shares is presented to City Holding, it shall be canceled and exchanged for a certificate representing shares of City Holding Common Stock and cash representing fractional shares as herein provided. Upon surrender of certificates of Horizon Common Stock in exchange for City Holding Common Stock, there shall be paid to the recordholder of the certificates of City Holding Common Stock issued in exchange therefor
         (i) the amount of dividends theretofore paid for such full shares of City Holding Common Stock as of any date subsequent to the Effective Time of the Holding Company Merger which have not yet been paid to a public official pursuant to abandoned property laws and (ii) at the appropriate payment date the amount of dividends with a record date after the Effective Time of the Holding Company Merger but prior to surrender and a payment date subsequent to surrender. No interest shall be payable on such dividends upon surrender of outstanding certificates.

                  (c) At the Effective Time of the Holding Company Merger, each share of Horizon Common Stock held by City Holding shall be canceled, retired and cease to exist and each Dissenting Share shall be treated in accordance with Section 31-1-123 of the West Virginia Code ("WVC").

                  (d) At the Effective Time of the Holding Company Merger and as provided in the Holding Company Plan of Merger, outstanding options to acquire Horizon Common Stock that were granted under Horizon's employee benefit plans ("Horizon Options," as defined in Section 3.1(j)(1) hereof), and which are identified on Schedule 2.2(d), shall be converted, based on the Exchange Ratio, into options to acquire City Holding Common Stock ("City Holding Options"). The exercise price per share of City Holding Common Stock under a City Holding Option shall be equal to the exercise price per share of Horizon Common Stock under the Horizon Option divided by the Exchange Ratio (rounded up to the nearest cent). The number of shares of City Holding Common Stock subject to a City Holding Option shall be equal to the number of shares of Horizon Common Stock subject to the Horizon Option multiplied by the Exchange Ratio (rounded down to the nearest whole share). Except as provided in the preceding sentences regarding the price of, and number of shares of City Holding Common Stock subject to, the City Holding Option, the terms of the City Holding Option shall be the same as the terms of the Horizon Option.

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         2.3.     No Fractional Shares.

                  No certificates or scrip for fractional shares of City Holding Common Stock will be issued. In lieu thereof, City Holding will pay the value of such fractional shares in cash on the basis of the Average Closing Price.

         2.4.     Dissenting Shares.

                  Notwithstanding anything in this Agreement to the contrary, shares of Horizon Common Stock which are issued and outstanding immediately prior to the Effective Time of the Holding Company Merger and which are held by a shareholder (other than City Holding and its subsidiaries, which waive such right to dissent) who has the right (to the extent such right is available by law) to demand and receive payment of the fair value of his shares of Horizon Common Stock pursuant to Section 31-1-122 of the WVC (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the consideration provided in Section 2.1 of this Agreement, unless and until such holder shall fail to perfect his or her right to dissent or shall have effectively withdrawn or lost such right under the WVC, as the case may be. If such holder shall have so failed to perfect his right to dissent or shall have effectively withdrawn or lost such right, each of his shares of Horizon Common Stock shall thereupon be deemed to have been converted into, at the Effective Time of the Holding Company Merger, the right to receive shares of City Holding Common Stock as provided in Section 2.1 of this Agreement.

         2.5.     Assets.

                  At the Effective Time of the Holding Company Merger, the corporate existence of Horizon shall be merged into and continued in City Holding as the Surviving Company. All rights, franchises and interests of Horizon and of the Horizon Banks in and to any type of property and choses in action shall be transferred to and vested in the Surviving Company by virtue of the Holding Company Merger. The Surviving Company, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, transfer agent or registrar of stocks and bonds, guardian of estates, assignee, receiver and committee, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by Horizon at the Effective Time of the Holding Company Merger as provided in Section 31-1-37 of the WVC.

         2.6.     Liabilities.

                  At the Effective Time of the Holding Company Merger, the Surviving Company shall be liable for all liabilities of Horizon, as provided in
Section 31-1-37 of the WVC. All deposits, debts, liabilities and obligations of Horizon, accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of accounts, or records of Horizon shall be those of the Surviving Company, and shall not be released or impaired by the Holding Company Merger. All rights of creditors and other obligees and all liens on property of Horizon shall be preserved unimpaired.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         3.1.   Representations and Warranties of Horizon and the Horizon Banks.

                  Horizon represents and warrants to City Holding as follows (subject to Section 4.13(a) with respect to the delivery of the Schedules referred to herein):

                  (a) Organization, Standing and Power. Horizon is a corporation duly organized, validly existing and in good standing under the laws of West Virginia and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and to perform this Agreement and the Holding Company Plan of Merger and to effect the transactions contemplated hereby and thereby, subject to the approval of its shareholders as contemplated by Section 4.2 and federal and state regulatory approvals provided for herein. Horizon will deliver to City Holding complete and correct copies of its Articles of Incorporation and its By-laws as amended to the date hereof.

                  Each of the Horizon Banks is a bank duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and to perform this Agreement and to effect the transactions contemplated hereby. Each of the Banks' deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the maximum extent permitted by law. Horizon will deliver to City Holding complete and correct copies of each of the Horizon Banks'
         (i) Charter and (ii) By-laws as amended to the date hereof.

                  (b) Capital Structure. The authorized capital stock of Horizon consists of 20,000,000 shares of Horizon Common Stock, par value $1.00. On the date hereof, 9,312,876 shares of Horizon Common Stock were outstanding. All of the outstanding shares of Horizon Common Stock are validly issued, fully paid and nonassessable.

                  The authorized capital stock of each of the Horizon Banks and the title and number of each class of such capital stock outstanding on the date hereof is set forth on Schedule 3.1(b)(1). All of such outstanding shares of capital stock are validly issued, fully paid and nonassessable. Horizon owns all of the issued and outstanding capital stock of the Horizon Banks free and clear of any liens, claims, encumbrances, charges or rights of third parties of any kind whatsoever.

                  Horizon knows of no person who beneficially owns 5% or more of the outstanding Horizon Common Stock as of the date hereof, except as disclosed on Schedule 3.1(b)(2).

                  (c) Authority. Subject to the approval of this Agreement and the Holding Company Plan of Merger by the shareholders of Horizon as contemplated by Section 4.2, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and by the Holding Company Plan of Merger have been duly and validly authorized by all necessary action on the part of Horizon, and this Agreement is a valid and binding obligation of Horizon, enforceable in accordance with its terms. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and by the Holding Company Plan of Merger and compliance by Horizon with any of the provisions hereof or thereof will not (i) conflict with or result in a breach of any provision of its Articles of Incorporation or By-laws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which Horizon is a party, or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Horizon or any of its properties or assets. No consent or approval by any governmental authority, other than compliance with applicable federal and state securities and banking laws, the rules of the Nasdaq Stock Market and regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Office of the Comptroller of the Currency (the "OCC"), the FDIC, and the West Virginia Board of Banking and Financial Institutions ("WVBOB"), is required in connection with the execution and delivery by Horizon of this Agreement or the consummation by Horizon of the transactions contemplated hereby or by the Holding Company Plan of Merger. Horizon's Board of Directors has taken all action necessary to ensure that the Transaction is exempted from any West Virginia statute that purports to limit or restrict business combinations or the ability to acquire or vote shares and any change of control or anti-takeover provisions of Horizon's Articles or By-laws.

                  The consummation by the Horizon Banks of the transactions contemplated hereby, including the Bank Mergers, will not (i) conflict with or result in a breach of any provision of their respective charters or by-laws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which any of the Horizon Banks is a party, or by which any of them or any of their properties or assets may be bound, or
         (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the Horizon Banks or any of their properties or assets. No consent or approval by any governmental authority, other than compliance with applicable federal and state banking laws, the rules of the Nasdaq Stock Market and regulations of the Federal Reserve Board, the OCC, the FDIC and the WVBOB, is required in connection with the consummation by the Horizon Banks of the transactions contemplated hereby.

                  (d) Investments. All securities owned by Horizon and the Horizon Banks of record and beneficially are free and clear of all mortgages, liens, pledges, encumbrances or any other restriction, whether contractual or statutory, which would materially impair the ability of Horizon or the Horizon Banks freely to dispose of any such security at any time, except as noted on Schedule 3.1(d). Any securities owned of record by Horizon and the Horizon Banks in an amount equal to 5% or more of the issued and outstanding voting securities of the issuer thereof have been noted on such Schedule 3.1(d). There are no voting trusts or other agreements or undertakings of which Horizon or any of the Horizon Banks is a party with respect to the voting of such securities. With respect to all repurchase agreements to which Horizon or any of the Horizon Banks is a party, as an investor, Horizon or the Horizon Banks has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

                  (e) Financial Statements. Schedule 3.1(e) contains copies of the following consolidated financial statements of Horizon and each of the Horizon Banks (the "Horizon Financial Statements"):

                           (i) Consolidated  Balance Sheets as of December 31,
                  1997 and 1996 (audited), and as of June 30, 1998 and 1997 (unaudited);

                           (ii) Consolidated Statements of Income for each of
                  the three years ended December 31, 1997, 1996, and 1995 (audited) and for each of the three and six month periods ended June 30, 1998 and 1997 (unaudited);

                           (iii) Consolidated Statements of Shareholders' Equity
                  for each of the three years ended December 31, 1997, 1996 and 1995 (audited) and for each of the three and six month periods ended June 30, 1998 and 1997 (unaudited); and

                           (iv) Consolidated Statements of Cash Flows for each
                  of the three years ended December 31, 1997, 1996 and 1995 (audited) and for each of the three and six month periods ended June 30, 1998 and 1997 (unaudited).

         Such financial statements and the notes thereto have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated unless otherwise noted in the Horizon Financial Statements. Each of such consolidated statements of financial condition, together with the notes thereto, presents fairly as of its date the consolidated financial condition and assets and liabilities of Horizon or the applicable Horizon Bank. The consolidated income statements, shareholders' equity and cash flows, together with the notes thereto, present fairly the results of operations, changes in shareholders' equity and cash flows of Horizon or the applicable Horizon Bank for the periods indicated in accordance with GAAP.

                  Except as disclosed in the Horizon Financial Statements, and in the case of the Horizon Banks, compliance with and subject to regulatory requirements of general applicability, there are no restrictions precluding Horizon or any of the Horizon Banks from paying dividends when, as and if declared by their respective Boards of Directors.

                  (f) Absence of Undisclosed Liabilities. At June 30, 1998, neither Horizon nor any of its consolidated subsidiaries had any material obligations or liabilities (contingent or otherwise) of any nature which were not reflected in the Horizon Financial Statements as of such dates, or disclosed in the notes thereto, or in the Horizon periodic reports filed with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 (the "1934 Act") as of such dates, or disclosed in the notes thereto, except for those which are appropriately disclosed in Schedules specifically referred to herein or which in the aggregate are immaterial.

                  (g) Tax Matters. The Horizon Banks and all other subsidiaries of Horizon are members of the same "affiliated group," as defined in
         Section 1504(a)(1) of the Code, as Horizon (collectively, the "Horizon Group"). Each member of the Horizon Group has filed or caused to be filed or (in the case of returns or reports not yet due) will file all tax returns and reports required to have been filed by or for them before the Effective Time of the Holding Company Merger, and all information set forth in such returns or reports is or (in the case of such returns or reports not yet due) will be accurate and complete in all material respects. Each member of the Horizon Group has paid or made adequate provision for, or (with respect to returns or reports not yet filed) before the Effective Time of the Holding Company Merger will pay or make adequate provision for, all taxes, additions to tax, penalties, and interest for all periods covered by those returns or reports. There are, and at the Effective Time of the Holding Company Merger will be, no unpaid taxes, additions to tax, penalties, or interest due and payable by any member of the Horizon Group that are or could become a lien on any asset, or otherwise materially adversely affect the business, property or financial condition, of any member of the Horizon Group except for taxes and any such related liability (a) incurred in the ordinary course of business for which adequate provision has been made by any member of the Horizon Group or (b) being contested in good faith and disclosed in Schedule 3.1(g). Each member of the Horizon Group has collected or withheld, or will collect or withhold before the Effective Time of the Holding Company Merger, all amounts required to be collected or withheld by it for any taxes, and all such amounts have been, or before the Effective Time of the Holding Company Merger will have been, paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due. Each member of the Horizon Group is in material compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply in all material respects with, all applicable information reporting and tax withholding requirements under federal, state, and local laws, rules, and regulations, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code. The consolidated statements of financial condition contained in the Horizon Financial Statements fully and properly reflect, as of the dates thereof, the aggregate liabilities of the members of the Horizon Group for all accrued taxes, additions to tax, penalties and interest in accordance with GAAP. For periods ending after June 30, 1998, the books and records of each member of the Horizon Group fully and properly reflect their liability for all accrued taxes, additions to tax, penalties and interest in accordance with GAAP. Except as disclosed in Schedule 3.1(g), no member of the Horizon Group has granted (nor is it subject to) any waiver of the period of limitations for the assessment of tax for any currently open taxable period, and no unpaid tax deficiency has been asserted in writing against or with respect to any member of the Horizon Group by any taxing authority. No member of the Horizon Group has made or entered into, or holds any asset subject to, a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder or a "safe harbor lease" subject to former Section 168(f)(8) of the Code and the regulations thereunder. Schedule 3.1(g) describes all tax elections, consents and agreements affecting any member of the Horizon Group. To the Knowledge of Horizon, no Horizon shareholder is a "foreign person" for purposes of Section 1445 of the Code.

                  (h) Options, Warrants and Related Matters. There are no outstanding unexercised options, warrants, calls, commitments or agreements of any character to which Horizon or any of the Horizon Banks is a party or by which it is bound, calling for the issuance of securities of Horizon or the Horizon Banks or any security representing the right to purchase or otherwise receive any such security, except
         (i) as set forth on Schedule 3.1(h) and (ii) the Horizon Stock
         Option Agreement.

                  (i) Property. Horizon and the Horizon Banks own (or enjoy use of under capital leases) all property reflected on the Horizon Financial Statements as of June 30, 1998 as being owned by them (except property sold or otherwise disposed of in the ordinary course of business after such date). All material property shown as being owned is owned free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except those referred to in such Horizon Financial Statements or the notes thereto, liens for current taxes not yet due and payable, any unfiled mechanics' liens and such encumbrances and imperfections of title, if any, as are not substantial in character or amount or otherwise would materially impair Horizon's consolidated business operations. The leases relating to leased property are fairly reflected in such Horizon Financial Statements.

                  Except for Other Real Estate Owned ("OREO"), all property and assets material to the business or operations of Horizon and the Horizon Banks are in substantially good operating condition and repair and such property and assets are adequate for the business and operations of Horizon and the Horizon Banks as currently conducted.

                  (j) Additional Schedules Furnished to City Holding. In addition to any Schedules furnished to City Holding pursuant to other provisions of this Agreement, Horizon has furnished to City Holding the following Schedules which are correct and complete as of the date hereof:

                           (1) Employees. Schedule 3.1(j)(1) lists as of the
                  date hereof (A) the names of and current annual salary rates for all present employees of Horizon and the Horizon Banks who received, respectively, $75,000 or more in aggregate compensation, whether in salary or otherwise as reported or would be reported on Form W-2, during the year ended December 31, 1997, or are presently scheduled to receive salary in excess of $75,000 during the year ending December 31, 1998,
                  (B) the number of shares of Horizon Common Stock owned beneficially by each director of Horizon or the Horizon Banks as of the date hereof, (C) the names of and the number of shares of Horizon Common Stock owned by each person known to Horizon who beneficially owns 5% or more of the outstanding Horizon Common Stock as of the date hereof, and (D) the names of, the number of outstanding options of, and the exercise price of, each agreement to make stock-based awards granted to each person under Horizon's incentive stock option plan (the "Horizon Stock Option Plan") or any other option granted by Horizon or any the Horizon Banks to any director, officer, employee, consultant or advisor (collectively, "Horizon Options") and the exercise price of each such Horizon Option. Horizon has no stock-based employee benefit plan or arrangement other than the Horizon Stock Option Plan, and the Horizon Employee Stock Option Plan.

                           (2) Certain Contracts. Schedule 3.1(j)(2) lists all
                  notes, bonds, mortgages, indentures, licenses, lease agreements and other contracts and obligations to which Horizon or any of the Horizon Banks is an indebted party or a lessee, licensee or obligee as of the date hereof except for those entered into by Horizon or the Horizon Banks in the ordinary course of its business consistent with its prior practice and that do not involve an amount remaining greater than $100,000.

                           (3) Employment Contracts and Related Matters. Except
                  in all cases as set forth on Schedule 3.1(j)(3), neither Horizon nor any of the Horizon Banks is a party to any employment contract not terminable at the option of Horizon or the Horizon Banks without liability. Except in all cases as set forth on Schedule 3.1(j)(3), neither Horizon nor any of the Horizon Banks is a party to (A) any retirement, profit sharing or pension plan or thrift plan or agreement or employee benefit plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974 ("ERISA")), (B) any management or consulting agreement not terminable at the option of Horizon or the Horizon Banks without liability or
                  (C) any union or labor agreement.

                           (4) Real Estate. Schedule 3.1(j)(4) describes, as of
                  the date hereof, all interests in real property owned, leased or otherwise claimed by Horizon and the Horizon Banks, including OREO.

                           (5) Affiliates. Schedule 3.1(j)(5) sets forth the
                  names and number of shares of Horizon Common Stock owned as of the date hereof beneficially or of record by any persons Horizon considers to be affiliates of Horizon ("Horizon Affiliates") as that term is defined for purposes of Rule 145 under the Securities Act of 1933 (the "1933 Act").

                  (k) Agreements in Force and Effect. All material contracts, agreements, plans, leases, policies and licenses referred to in any Schedule of Horizon or the Horizon Banks referred to herein are valid and in full force and effect, and neither Horizon nor any of the Horizon Banks has breached any provision of, nor is in default in any respect under the terms of, any such contract, agreement, lease, policy or license, the effect of which breach or default would have a material adverse effect upon the financial condition, results of operations, or business of Horizon on a consolidated basis.

                  (l) Legal Proceedings; Compliance with Laws. Schedule 3.1(l) describes all legal, administrative, arbitration or other proceedings or governmental investigations known to Horizon pending or, to the Knowledge of Horizon, threatened or probable of assertion against Horizon or any of the Horizon Banks. Except as set forth on Schedule 3.1(l), no such proceeding or investigation, if decided adversely, would have a material adverse effect on the financial condition, results of operations, business or prospects of Horizon on a consolidated basis. Except as set forth in Schedule 3.1(l), Horizon and the Horizon Banks have complied with any laws, ordinances, requirements, regulations or orders applicable to their respective businesses, except where noncompliance would not have a material adverse effect on the financial condition, results of operations or business of Horizon on a consolidated basis. Horizon and the Horizon Banks have all licenses, permits, orders or approvals (collectively, the "Permits") of any federal, state, local or foreign governmental or regulatory body that are necessary for the conduct of the respective businesses of Horizon and the Horizon Banks and the absence of which would have a material adverse effect on the financial condition, results of operations or business of Horizon on a consolidated basis; the Permits are in full force and effect; no material violations are or have been recorded in respect of any Permits nor has Horizon or any of the Horizon Banks received written notice of any violations; and no proceeding is pending or, to the Knowledge of Horizon, threatened to revoke or limit any Permit. Except as set forth in Schedule 3.1(l), neither Horizon nor any of the Horizon Banks has entered into any agreements or written understandings with the OCC, the Federal Reserve Board, the FDIC, the WVBOB or any other regulatory agency having authority over it. Neither Horizon nor any of the Horizon Banks is subject to any judgment, order, writ, injunction or decree which materially adversely affects, or might reasonably be expected materially adversely to affect, the financial condition, results of operations, or business of Horizon on a consolidated basis. "Knowledge of Horizon," and phrases of similar meaning, shall mean the actual knowledge, after due inquiry, of Frank S. Harkins, Jr., B. C. McGinnis, III and Philip L. McLaughlin.

                  (m) Employee Benefit Plans.

                           (1) Schedule 3.1(m) includes a correct and complete
                  list of, and City Holding has been furnished a true and correct copy of (or an accurate written description thereof in the case of oral agreements or arrangements) (A) all qualified pension and profit-sharing plans, all deferred compensation, consultant, severance, thrift, option, bonus and group insurance contracts and all other incentive, welfare and employee benefit plans, trust, annuity or other funding agreements, and all other agreements (including oral agreements) that are presently in effect, or have been approved prior to the date hereof, maintained for the benefit of employees or former employees of Horizon or the Horizon Banks or the dependents or beneficiaries of any employee or former employee of Horizon or the Horizon Banks, whether or not subject to ERISA (the "Employee Plans"), (B) the most recent actuarial and financial reports prepared or required to be prepared with respect to any Employee Plan and (C) the most recent annual reports filed with any governmental agency, the most recent favorable determination letter issued by the Internal Revenue Service, and any open requests for rulings or determination letters, that pertain to any such qualified Employee Plan. Schedule 3.1(m) identifies each Employee Plan that is intended to be qualified under Section 401(a) of the Code and each such plan is qualified.

                           (2) Neither Horizon, the Horizon Banks nor any
                  employee pension benefit plan (as defined in Section 3(2) of ERISA (a "Pension Plan")) maintained or previously maintained by it, has incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") or to the Internal Revenue Service with respect to any Pension Plan, deferred compensation, consultant, severance, thrift, option, bonus and group insurance contract or any other incentive, welfare and employee benefit plan and agreement presently in effect, or approved prior to the date hereof, for the benefit of employees or former employees of Horizon and the Horizon Banks or the dependents or beneficiaries of any employee or former employee of Horizon or any Horizon Bank (the "Horizon Employee Plans"). There is not currently pending with the PBGC any filing with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made.

                           (3) Full payment has been made (or proper accruals
                  have been established) of all contributions which are required for periods prior to the Closing Date, as defined in Section
                  7.1 hereof, under the terms of each Horizon Employee Plan, ERISA, or a collective bargaining agreement, no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code) whether or not waived, exists with respect to any Pension Plan (including any Pension Plan previously maintained by Horizon or the Horizon Banks), and except as set forth on Schedule 3.1(m), there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Horizon Employee Plan or Pension Plan.

                           (4) No Horizon Employee Plan is a "multiemployer
                  plan" (as defined in Section 3(37) of ERISA). Neither Horizon nor any of the Horizon Banks has incurred any material liability under Section 4201 of ERISA for a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA). Neither Horizon nor any of the Horizon Banks has participated in or agreed to participate in, a multiemployer plan (as defined in Section 3(37) of ERISA).

                           (5) All Employee Plans that are "employee benefit
                  plans," as defined in Section 3(3) of ERISA, that are maintained by Horizon or any of the Horizon Banks or previously maintained by Horizon or any of the Horizon Banks comply and have been administered in compliance in all material respects with ERISA and all other applicable legal requirements, including the terms of such plans, collective bargaining agreements and securities laws. Neither Horizon nor any of the Horizon Banks has any material liability under any such plan that is not reflected in the Horizon Financial Statements or on Schedule 3.1(m) hereto.

                           (6) Except as set forth on Schedule 3.1(m), no
                  prohibited transaction has occurred with respect to any Employee Plan that is an "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained by Horizon or any of the Horizon Banks or previously maintained by Horizon or any of the Horizon Banks that would result, directly or indirectly, in material liability under ERISA or in the imposition of a material excise tax under Section 4975 of the Code.

                           (7) Schedule 3.1(m) identifies each Horizon Employee
                  Plan that is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and which is funded. The funding under each such plan does not exceed the limitations under Section 419A(b) or 419A(c) of the Code. Neither Horizon nor any of the Horizon Banks is subject to taxation on the income of any such plan or any such plan previously maintained by Horizon or any of the Horizon Banks.

                           (8) Schedule 3.1(m) identifies the method of funding
                  (including any individual accounting) for all post-retirement medical or life insurance benefits for the employees of Horizon and the Horizon Banks. Schedule 3.1(m) also discloses the funded status of these Horizon Employee Plans.

                           (9) Schedule 3.1(m) identifies each corporate owned
                  life insurance policy, including any key man insurance policy and policy insuring the life of any director or employee of Horizon or the Horizon Banks, and indicates for each such policy, the face amount of coverage, cash surrender value, if any, and annual premiums.

                           (10) No trade or business is, or has ever been,
                  treated as a single employer with Horizon or any of the Horizon Banks for employee benefit purposes under ERISA and the Code.

                  (n) Insurance. All policies or binders of fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of Horizon or any of the Horizon Banks are described on Schedule 3.1(n) and are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner customary for the industry and are deemed appropriate and sufficient by Horizon and the Horizon Banks. Neither Horizon nor any of the Horizon Banks is in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Neither Horizon nor any of the Horizon Banks has received notice of cancellation or non-renewal of any such policy or binder. Horizon has no knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts that might form the basis for termination of any such insurance. Horizon has no knowledge of any state of facts or of the occurrence of any event that is reasonably likely to form the basis for any material claim against it not fully covered (except to the extent of any applicable deductible) by the policies or binders referred to above. Neither Horizon nor any of the Horizon Banks has received notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any such insurance coverage will not be available in the future on substantially the same terms as now in effect.

                  (o) Loan Portfolio. Each loan outstanding on the books of Horizon and the Horizon Banks is in all respects what it purports to be, was made in the ordinary course of business, was not known to be uncollectible at the time it was made, accrues interest (except for loans recorded on the Horizon Banks' books as non-accrual) in accordance with the terms of the loan, and with respect to loans originated by the Horizon Banks was made in accordance with the applicable Horizon Bank's standard loan policies as in effect at the time the loan was negotiated except for loans to facilitate the sale of OREO or loans with renegotiated terms and conditions. The records of the Horizon Banks regarding all loans outstanding and OREO by the Horizon Banks on their respective books are accurate in all material respects and the risk classifications for the loans outstanding are, in the best judgment of the management of Horizon and the applicable Horizon Bank, appropriate. The reserves for possible loan losses on the outstanding loans of the Horizon Banks, as reflected in the Horizon Financial Statements, have been established in accordance with GAAP and with the requirements of the Federal Reserve Board, the OCC and the FDIC. In the best judgment of the management of Horizon and the applicable Horizon Bank such reserves are adequate as of the date hereof and will be adequate as of the Effective Time of the Holding Company Merger to absorb all known and anticipated loan losses in the loan portfolio of the Horizon Banks. Except as identified on Schedule 3.1(o), no loan in excess of $50,000 has been classified by examiners (regulatory or internal) as "Special Mention", "Substandard", "Doubtful", "Loss", or words of similar import. Except as disclosed on
         Schedule 3.1(j)(4), the OREO included in any nonperforming asset of the Horizon Banks is recorded at the lower of cost or fair value less estimated costs to sell based on independent appraisals that comply with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and Uniform Standards of Professional Appraisal Practice. Except as identified on Schedule 3.1(o), to the Knowledge of Horizon and the applicable Horizon Banks, each loan reflected as an asset on the Horizon Financial Statements is the legal, valid and binding obligation of the obligor and any guarantor, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, and no defense, offset or counterclaim has been asserted with respect to any such loan, which if successful would have a material adverse effect on the financial condition, results of operation or business of Horizon on a consolidated basis.

                  (p) Absence of Changes. Except as identified on Schedule 3.1(p), since June 30, 1998, there has not been any material adverse change in the condition (financial or otherwise), aggregate assets or liabilities, earnings or business of Horizon, other than changes resulting from or attributable to (i) changes since such date in laws or regulations, GAAP or interpretations of either thereof that affect the banking industry generally, (ii) changes since such date in the general level of interest rates, (iii) expenses since such date incurred in connection with the transactions contemplated by this Agreement, (iv) accruals and reserves by Horizon or the Horizon Banks since such date pursuant to the terms of Section 4.8 hereof, or (v) any other accruals, reserves or expenses incurred by Horizon or the Horizon Banks since such date with City Holding's prior written consent. Since June 30, 1998, the business of Horizon has been conducted only in the ordinary course.

                  (q) Brokers and Finders. Neither Horizon, the Horizon Banks nor any of their officers, directors or employees have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein, except for the engagement of Baxter, Fentriss & Co., whose total compensation for its engagement shall not exceed one half of one percent (.5%) of the aggregate consideration of the Holding Company Merger, plus out-of-pocket expenses, as set forth in the engagement letter of Baxter, Fentriss & Co., dated as of May 1, 1998.

                  (r) Subsidiaries; Partnerships and Joint Ventures. Horizon has no subsidiaries, direct or indirect, other than the Horizon Banks. Horizon owns, directly or indirectly, all of the issued and outstanding capital stock of its subsidiaries free and clear of any liens, claims, encumbrances, charges or rights of third parties of any kind whatsoever and is not a party to any joint venture agreement or partnership except as set forth in Schedule 3.1(r).

                  (s) Reports. Since January 1, 1995, Horizon and the Horizon Banks have filed all material reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the Federal Reserve Board, (ii) the FDIC,
         (iii) the OCC, (iv) the SEC, (v) the WVBOB, and (vi) any other governmental or regulatory authority or agency having jurisdiction over their operations. Each of such reports and documents, including the financial statements, exhibits and schedules thereto, filed with the SEC pursuant to the 1934 Act was in form and substance in compliance in all material respects with the 1934 Act. No such report or statement, or any amendments thereto, contains any statement which, at the time and in light of the circumstances under which it was made, was false or misleading with respect to any material fact necessary in order to make the statements contained therein not false or misleading. Horizon is a reporting company under Section 12(g) or 15(d) of the 1934 Act and the regulations of the SEC.

                  (t) Environmental Matters. For purposes of this subsection, the following terms shall have the indicated meaning:


                  "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term "Environmental Law" includes without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C.
         Section 11001, et seq; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq; and all comparable state and local laws, and (ii) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

                  "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component. Hazardous Substances include without limitation petroleum or any derivative or by-product thereof, asbestos, radioactive material, and polychlorinated biphenyls.

                  "Loan Portfolio Properties and Other Properties Owned" means those properties owned or operated by Horizon or the Horizon Banks or any of their subsidiaries, including those properties serving as collateral for any loans made and retained by Horizon or the Horizon Banks or for which Horizon or the Horizon Banks serves in a trust relationship for the loans retained in portfolio.

                  Except as disclosed in Schedule 3.1(t), to the Knowledge of
Horizon:

                           (i) neither  Horizon nor any of the Horizon  Banks
                  has been or is in violation of or liable under any Environmental Law;

                           (ii) none of the Loan  Portfolio  Properties  and
                  Other Properties Owned has been or is in violation of or liable under any Environmental Law; and

                           (iii) there are no actions, suits, demands, notices,
                  claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law.

                  (u) Disclosure. Except to the extent of any subsequent correction or supplement with respect thereto furnished prior to the date hereof, no written statement, certificate, schedule, list or other written information furnished by or on behalf of Horizon at any time to City Holding, in connection with this Agreement, when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by Horizon to City Holding is or will be a true and complete copy of such document, unmodified except by another document delivered by Horizon.

                  (v) Accounting and Tax Matters. Neither Horizon nor any of the Horizon Banks has taken or agreed to take any action nor do any of them have any knowledge of any fact or circumstance that would prevent the Holding Company Merger from qualifying as a reorganization within the meaning of Section 368 of the Code or from being eligible for "pooling-of-interests" accounting.

                  (w) Regulatory Approvals. Neither Horizon nor any of the Horizon Banks knows of any reason why the approvals, consents and waivers of governmental authorities referred to in Sections 6.1(f) and 6.2(f) hereof should not be obtained on a timely basis without the imposition of any condition of the type referred to in Section 6.1(f) hereof and none of them has taken or agreed to take any action that would materially impede or delay the receipt of such approvals, consents and waivers or would be reasonably likely to result in the imposition of any such condition.

                  (x) Year 2000 Matters. The computer software operated by Horizon which is material to the conduct of its business is capable of providing or is being adapted to provide (pursuant to plans approved by the Board of Directors, copies of which have been provided to City Holding, the expense of which has been reserved against or otherwise provided for), in all material respects, uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software records, stores processes and presents such calendar dates falling on or before December 31, 1999. None of Horizon or any of the Horizon Banks has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve Board's Supervision and Regulation Letter No. SR 98-3(SUP), dated March 4, 1998).

                  (y) Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of Horizon or any of its subsidiaries, were entered into in the ordinary course of business and, to the Knowledge of Horizon, in accordance with prudent banking practices and applicable rules, regulations and policies of any regulatory authority of competent jurisdiction and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Horizon or one of its subsidiaries enforceable in accordance with their terms except as enforceability may be limited by laws affecting insured depository institutions and similar laws affecting the enforcement of creditors' rights generally and subject to any equitable principles limiting the right to obtain specific performance. Horizon and each of Horizon's subsidiaries have duly performed all of their obligations thereunder to the extent that such obligations to perform have accrued, and, to the Knowledge of Horizon, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

                  (z) Recission of Repurchases. Except as set forth on Schedule 3.1(z), all share repurchase programs previously authorized by the Board of Directors of Horizon have either expired or been revoked by resolution duly adopted on or prior to the date hereof.

         3.2.     Representations and Warranties of City Holding and City
                  National.

                  City Holding and City National represent and warrant to Horizon and the Horizon Banks as follows (subject to Section 4.13(b) with respect to the provision of the schedules referred to herein):

                  (a) Organization, Standing and Power. City Holding is a corporation duly organized, validly existing and in good standing under the laws of West Virginia and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and to perform this Agreement and the Holding Company Plan of Merger and to effect the transactions contemplated hereby and thereby, subject to the approval of its shareholders as contemplated by Section 4.2 and federal and state regulatory approvals provided for herein. City Holding will deliver to Horizon complete and correct copies of its Articles of Incorporation and its By-laws as amended to the date hereof.

                  City National is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now being conducted and to perform this Agreement and to effect the transactions contemplated hereby. City National's deposits are insured by the FDIC to the maximum extent permitted by law. City National will deliver to Horizon a complete and correct copy of its Charter and By-laws as amended to the date hereof.

                  (b) Capital Structure. The authorized capital stock of City Holding consists of 20,000,000 shares of Common Stock and 500,000 shares of Preferred Stock, of which 6,732,732 shares of Common Stock and no shares of Preferred Stock were issued and outstanding as of June 30, 1998. All of such issued and outstanding shares of City Holding Common Stock were validly issued, fully paid and nonassessable at such date.

                  The authorized capital stock of City National consists of 131,250 shares of common stock, $5.00 par value, of which 123,701 shares were issued and outstanding as of June 30, 1998, all of which shares are owned by City Holding free and clear of any liens, claims, encumbrances, charges or rights of third parties of any kind whatsoever, except as disclosed on Schedule 3.2(b)(1). All such issued and outstanding shares of common stock of City National were validly issued, fully paid and nonassessable at such date.

                  City Holding knows of no person who beneficially owns 5% or more of the outstanding City Holding Common Stock as of the date hereof, except as described on Schedule 3.2(b)(2).

                  (c) Authority. Subject to the approval of this Agreement and the Holding Company Plan of Merger by the shareholders of City Holding as contemplated by Section 4.2, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and by the Holding Company Plan of Merger have been duly and validly authorized by all necessary action on the part of City Holding; and this Agreement is a valid and binding obligation of City Holding, enforceable in accordance with its terms. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and by the Holding Company Plan of Merger and compliance by City Holding with any of the provisions hereof or thereof will not (i) conflict with or result in a breach of any provision of its Articles of Incorporation or By-laws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which City Holding is a party, or by which it or any of its properties or assets may be bound or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to City Holding or any of its properties or assets. No consent or approval by any governmental authority, other than compliance with applicable federal and state securities and banking laws, the rules of the Nasdaq Stock Market and regulations of the Federal Reserve Board, the OCC, the FDIC and the WVBOB is required in connection with the execution and delivery by City Holding of this Agreement or the consummation by City Holding of the transactions contemplated hereby or by the Holding Company Plan of Merger. City Holding's Board of Directors has taken all action necessary to ensure that the Transaction is exempted from any West Virginia statute that purports to limit or restrict business combinations or the ability to acquire or vote shares and any change of control or anti-takeover provisions of City Holding's Articles or By-laws.

                  The consummation of the transactions contemplated hereby, including the Bank Mergers, and compliance by City National with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Articles of Incorporation or By-laws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which City National is a party, or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to City National or any of its properties or assets. No consent or approval by any government authority, other than compliance with applicable federal and state securities and banking laws, and regulations of the OCC, the FDIC, and the WVBOB, is required in connection with the consummation by City National of the transactions contemplated hereby.

                  (d) Investments. All securities owned by City Holding and City National of record and beneficially are free and clear of all mortgages, liens, pledges, encumbrances or any other restriction, whether contractual or statutory, which would materially impair the ability of City Holding or City National freely to dispose of any such security at any time, except as noted on Schedule 3.2(d). Any securities owned of record by City Holding and City National in an amount equal to 5% or more of the issued and outstanding voting securities of the issuer thereof have been noted on such Schedule 3.2(d). There are no voting trusts or other agreements or undertakings of which City Holding or City National is a party, as an investor, with respect to the voting of such securities. With respect to all repurchase agreements to which City Holding or City National is a party, City Holding or City National has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

                  (e) Financial Statements. Schedule 3.2(e) contains copies of the following consolidated financial statements of City Holding and City National (the "City Holding Financial Statements"):

                           (i) Consolidated  Balance Sheets as of December 31,
                  1997 and 1996 (audited), and as of June 30, 1998 and 1997 (unaudited);

                           (ii) Consolidated Statements of Income for each of
                  the three years ended December 31, 1997, 1996, and 1995 (audited) and for each of the three and six month periods ended June 30, 1998 and 1997 (unaudited);

                           (iii) Consolidated Statements of Changes in
                  Stockholders' Equity for each of the three years ended December 31, 1997, 1996 and 1995 (audited) and for each of the three and six month periods ended June 30, 1998 and 1997 (unaudited); and

                           (iv) Consolidated Statements of Cash Flows for each
                  of the three years ended December 31, 1997, 1996 and 1995 (audited) and for each of the three and six month periods ended June 30, 1998 and 1997 (unaudited).

         Such financial statements and the notes thereto have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated unless otherwise noted in the City Holding Financial Statements. Each of such consolidated balance sheets, together with the notes thereto, presents fairly as of its date the consolidated financial condition and assets and liabilities of City Holding and City National, as applicable. The consolidated income statements, statements of changes in shareholders' equity and statements of cash flows, together with the notes thereto, present fairly the results of operations, shareholders' equity and cash flows of City Holding or City National, as applicable, for the periods indicated, in accordance with GAAP.

                  Except as disclosed in the City Holding Financial Statements, and in the case of City National, compliance with and subject to regulatory requirements of general applicability, there are no restrictions precluding City Holding or City National from paying dividends when, as and if declared by their respective Boards of Directors.

                  (f) Absence of Undisclosed Liabilities. At June 30, 1998 and December 31, 1997, City Holding and its consolidated subsidiaries had no material obligations or liabilities, (contingent or otherwise) of any nature which were not reflected in the City Holding Financial Statements as of such dates, or disclosed in the notes thereto or in the City Holding periodic reports filed with the SEC under the 1934 Act as of such dates, or disclosed in the notes thereto, except for those which are appropriately disclosed in Schedules specifically referred to herein or which in the aggregate are immaterial.

                  (g) Tax Matters. Each of City Holding, City National, and all other subsidiaries of City Holding are members of the same "affiliated group," as defined in Section 1504(a)(1) of the Code, as City Holding (collectively, the "City Holding Group"). Each member of the City Holding Group has filed or caused to be filed or (in the case of returns or reports not yet due) will file all tax returns and reports required to have been filed by or for them before the Effective Time of the Holding Company Merger, and all information set forth in such returns or reports is or (in the case of such returns or reports not yet due) will be accurate and complete in all material respects. Each member of the City Holding Group has paid or made adequate provision for, or (with respect to returns or reports not yet filed) before the Effective Time of the Holding Company Merger will pay or make adequate provision for, all taxes, additions to tax, penalties, and interest for all periods covered by those returns or reports. There are, and at the Effective Time of the Holding Company Merger will be, no unpaid taxes, additions to tax, penalties, or interest due and payable by any member of the City Holding Group that are or could become a lien on any asset, or otherwise materially adversely affect the business, property or financial condition, of any member of the City Holding Group except for taxes and any such related liability (a) incurred in the ordinary course of business for which adequate provision has been made by any member of the City Holding Group or (b) being contested in good faith and disclosed in Schedule 3.2(g). Each member of the City Holding Group has collected or withheld, or will collect or withhold before the Effective Time of the Holding Company Merger, all amounts required to be collected or withheld by it for any taxes, and all such amounts have been, or before the Effective Time of the Holding Company Merger will have been, paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due. Each member of the

         City Holding Group is in material compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply in all material respects with, all applicable information reporting and tax withholding requirements under federal, state, and local laws, rules, and regulations, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code. The consolidated statements of financial condition contained in the City Holding Financial Statements fully and properly reflect, as of the dates thereof, the aggregate liabilities of the members of the City Holding Group for all accrued taxes, additions to tax, penalties and interest in accordance with GAAP. For periods ending after June 30, 1998, the books and records of each member of the City Holding Group fully and properly reflect their liability for all accrued taxes, additions to tax, penalties and interest in accordance with GAAP. Except as disclosed in Schedule 3.2(g), no member of the City Holding Group has granted (nor is it subject to) any waiver of the period of limitations for the assessment of tax for any currently open taxable period, and no unpaid tax deficiency has been asserted in writing against or with respect to any member of the City Holding Group by any taxing authority. No member of the City Holding Group has made or entered into, or holds any asset subject to, a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder or a "safe harbor lease" subject to former Section 168(f)(8) of the Code and the regulations thereunder. Schedule 3.2(g) describes all tax elections, consents and agreements affecting any member of the City Holding Group. To the Knowledge of City Holding, no City Holding shareholder is a "foreign person" for purposes of Section 1445 of the Code.

                  (h) Options, Warrants and Related Matters. There are no outstanding unexercised options, warrants, calls, commitments or agreements of any character to which City Holding or City National is a party or by which it is bound, calling for the issuance of securities of City Holding or City National or any security representing the right to purchase or otherwise receive any such security, except (i) as set forth on Schedule 3.2(h) and (ii) the City Holding Option Agreement.

                  (i) Property. City Holding and City National own (or enjoy use of under capital leases) all property reflected on the City Holding Financial Statements as of June 30, 1998 as being owned by them (except property sold or otherwise disposed of in the ordinary course of business after such date). All material property shown as being owned is owned free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except those referred to in such City Holding Financial Statements or the notes thereto, liens for current taxes not yet due and payable, any unfiled mechanics' liens and such encumbrances and imperfections of title, if any, as are not substantial in character or amount or otherwise would materially impair City Holding's consolidated business operations. The leases relating to leased property are fairly reflected in such City Holding Financial Statements.

                  All property and assets material to the business or operations of City Holding and City National, other than OREO, are in substantially good operating condition and repair, and such property and assets are adequate for the business and operations of City Holding and City National as currently conducted.

                  (j) Additional Schedules Furnished to Horizon. In addition to any Schedules furnished to Horizon pursuant to other provisions of this Agreement, City Holding has furnished to Horizon the following Schedules which are correct and complete as of the date hereof:

                           (1) Employees. Schedule 3.2(j)(1) lists as of the
                  date hereof (A) the names of and current annual salary rates for all present employees of City Holding and its subsidiaries who received, respectively, $75,000 or more in aggregate compensation, whether in salary or otherwise as reported or would be reported on Form W-2, during the year ended December 31, 1997, or are presently scheduled to receive salary in excess of $75,000 during the year ending December 31, 1998, (B) the number of shares of City Holding Common Stock owned beneficially by each director of City Holding or City National as of the date hereof, (C) the names of and the number of shares of City Holding Common Stock owned by each person known to City Holding who beneficially owns 5% or more of the outstanding City Holding Common Stock as of the date hereof, and (D) the names of, the number of outstanding options of, and the exercise price of, each agreement to make stock-based awards granted to each person under City Holding's incentive stock option plan (the "City Holding Stock Option Plan") or any other option granted by City Holding or any subsidiary to any director, officer, employee, consultant or advisor (collectively, "City Holding Options") and the exercise price of each such City Holding Option. City Holding has no stock-based employee benefit plan or arrangement other than the City Holding Option Agreement, the City Holding Incentive Plan, the City Holding Stock Incentive Plan, the City Holding Profit Sharing and 401(k) Plan, and the City Holding Employees' Stock Ownership Plan.

                           (2) Certain Contracts. Schedule 3.2(j)(2) lists all
                  notes, bonds, mortgages, indentures, licenses, lease agreements and other contracts and obligations to which City Holding or any of its subsidiaries is an indebted party or a lessee, licensee or obligee as of the date hereof except for those entered into by City Holding or its subsidiaries in the ordinary course of business consistent with prior practice and that do not involve an amount remaining greater than $100,000.

                           (3) Employment Contracts and Related Matters. Except
                  in all cases as set forth on Schedule 3.2(j)(3), neither City

                  Holding nor any of its subsidiaries is a party to any employment contract not terminable at the option of such party without liability. Except in all cases as set forth on
                  Schedule 3.2(j)(3), neither City Holding nor any of its subsidiaries is a party to (A) any retirement, profit sharing or pension plan or thrift plan or agreement or employee benefit plan (as defined in Section 3 of ERISA),
                  (B) any management or consulting agreement not terminable at the option of such party without liability or (C) any union or labor agreement.

                           (4) Real Estate. Schedule 3.2(j)(4) describes, as of
                  the date hereof, all interests in real property owned, leased or otherwise claimed by City Holding and its subsidiaries, including OREO.

                           (5) Affiliates. Schedule 3.2(j)(5) sets forth the
                  names and number of shares of City Holding Common Stock owned as of the date hereof beneficially or of record by any persons City Holding considers to be affiliates of City Holding ("City Holding Affiliates") as that term is defined for purposes of Rule 145 under the 1933 Act.

                  (k) Agreements in Force and Effect. All material contracts, agreements, plans, leases, policies and licenses referred to in any Schedule of City Holding referred to herein are valid and in full force and effect; and neither City Holding nor City National have breached any provision of, or are in default in any respect under the terms of, any such contract, agreement, lease, policy or license, the effect of which breach or default would have a material adverse effect upon the financial condition, results of operations or business of City Holding and its subsidiaries taken as a whole.

                  (l) Legal Proceedings; Compliance with Laws. Schedule 3.2(l) describes all legal, administrative, arbitration or other proceedings or governmental investigations known to City Holding pending, or, to the Knowledge of City Holding, threatened or probable of assertion against City Holding or City National. Except as set forth on Schedule 3.2(l), no such proceeding or investigation, if decided adversely, would have a material adverse effect on the financial condition, results of operations, business or prospects of City Holding on a consolidated basis. Except as set forth in Schedule 3.2(l), City Holding and City National have complied with any laws, ordinances, requirements, regulations or orders applicable to their respective businesses, except where noncompliance would not have a material adverse effect on the financial condition, results of operations or business of City Holding on a consolidated basis. City Holding and City National have all licenses, permits, orders or approvals (collectively, the "City Permits") of any federal, state, local or foreign governmental or regulatory body that are necessary for the conduct of the respective businesses of City Holding and City National and the absence of which would have a material adverse effect on the financial condition, results of operations, or business of City Holding on a consolidated basis; the City Permits are in full force and effect; no material violations are or have been recorded in respect of any City Permits nor has City Holding or City National received written notice of any violations; and no proceeding is pending or, to the Knowledge of City Holding, threatened to revoke or limit any City Permits. Neither City Holding nor City National is subject to any judgment, order, writ, injunction or decree which materially adversely affects, or might reasonably be expected to materially adversely affect, the financial condition, results of operations or business of City Holding on a consolidated basis. Except as set forth in Schedule 3.2(l), neither City Holding, nor City National, nor any other subsidiary of either has entered into any agreements or written understandings with the OCC, the Federal Reserve Board, the FDIC, the WVBOB or any regulatory agency having authority over it. "Knowledge of City Holding," and phrases of similar meaning, shall mean the actual knowledge, after due inquiry, of Steven J. Day, Robert A. Henson and John W. Alderman III.

                  (m) Employee Benefit Plans.

                           (1) Schedule 3.2(m) includes a correct and complete
                  list of, and Horizon has been furnished a true and correct copy of (or an accurate written description thereof in the case of oral agreements or arrangements) (A) all qualified pension and profit-sharing plans, all deferred compensation, consultant, severance, thrift, option, bonus and group insurance contracts and all other incentive, welfare and employee benefit plans, trust, annuity or other funding agreements, and all other agreements (including oral agreements) that are presently in effect, or have been approved prior to the date hereof, maintained for the benefit of employees or former employees of City Holding or its subsidiaries or the dependents or beneficiaries of any employee or former employee of City Holding or its subsidiaries, whether or not subject to ERISA (the "Employee Plans"), (B) the most recent actuarial and financial reports prepared or required to be prepared with respect to any Employee Plan and (C) the most recent annual reports filed with any governmental agency, the most recent favorable determination letter issued by the Internal Revenue Service, and any open requests for rulings or determination letters, that pertain to any such qualified Employee Plan. Schedule 3.2(m) identifies each Employee Plan that is intended to be qualified under Section 401(a) of the Code and each such plan is qualified.

                           (2) Neither City Holding nor any of its subsidiaries,
                  nor any Pension Plan maintained or previously maintained by it, has incurred any material liability to the PBGC or to the Internal Revenue Service with respect to any Pension Plan, deferred compensation, consultant, severance, thrift, option, bonus and group insurance contract or any other incentive, welfare and employee benefit plan and agreement presently in effect, or approved prior to the date hereof, for the benefit of employees or former employees of City Holding and its subsidiaries or the dependents or beneficiaries of any employee or former employee of City Holding or any subsidiary (the "City Holding Employee Plans"). There is not currently pending with the PBGC any filing with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made.

                           (3) Full payment has been made (or proper accruals
                  have been established) of all contributions which are required for periods prior to the Closing Date, as defined in Section
                  7.1 hereof, under the terms of each City Holding Employee Plan, ERISA, or a collective bargaining agreement, no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code) whether or not waived, exists with respect to any Pension Plan, (including any Pension Plan previously maintained by City Holding, City National or any other subsidiary of either), and except as set forth in Schedule 3.2(m), there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any City Holding Employee Plan or Pension Plan.

                           (4) No City Holding Employee Plan is a "multiemployer
                  plan" (as defined in Section 3(37) of ERISA). Neither City Holding nor City National nor any subsidiary of either has incurred any material liability under Section 4201 of ERISA for a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA). Neither City Holding nor City National has participated in or agreed to participate in, a multiemployer plan (as defined in Section 3(37) of ERISA).

                           (5) All "employee benefit plans," as defined in
                  Section 3(3) of ERISA, that are maintained by City Holding, City National or any subsidiary of either or previously maintained by City Holding, City National or any subsidiary of either comply and have been administered in compliance in all material respects with ERISA and all other applicable legal requirements, including the terms of such plans, collective bargaining agreements and securities laws. Neither City Holding nor any of its subsidiaries has any material liability under any such plan that is not reflected in the City Holding Financial Statements or on Schedule 3.2(m) hereto.

                           (6) Except as set forth on Schedule 3.2(m), no
                  prohibited transaction has occurred with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained by City Holding or any of its subsidiaries or previously maintained by City Holding or any of its subsidiaries that would result, directly or indirectly, in material liability under ERISA or in the imposition of a material excise tax under Section 4975 of the Code.

                           (7) Schedule 3.2(m) identifies each City Holding
                  Employee Plan that is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and which is funded. The funding under each such plan does not exceed the limitations under Section 419A(b) or 419A(c) of the Code. Neither City Holding nor any of its subsidiaries is subject to taxation on the income of any such plan or any such plan previously maintained by City Holding or any of its subsidiaries.

                           (8) Schedule 3.2(m) identifies the method of funding
                  (including any individual accounting) for all post-retirement medical or life insurance benefits for the employees of City Holding and its subsidiaries. Schedule 3.2(m) also discloses the funded status of these City Holding Employee Plans.

                           (9) Schedule 3.2(m) identifies each corporate owned
                  life insurance policy, including any key man insurance policy and policy insuring the life of any director or employee of City Holding and its subsidiaries, and indicates for each such policy, the face amount of coverage, cash surrender value, if any, and annual premiums.

                           (10) No trade or business is, or has ever been,
                  treated as a single employer with City Holding and its subsidiaries for employee benefit purposes under ERISA and the Code.

                  (n) Insurance. All policies or binders of fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of City Holding or any of its subsidiaries are described on Schedule 3.2(n) and are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner customary for the industry and are deemed appropriate and sufficient by City Holding or any of its subsidiaries. Neither City Holding nor any of its subsidiaries is in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Neither City Holding nor any of its subsidiaries has received notice of cancellation or non-renewal of any such policy or binder. City Holding has no knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts that might form the basis for termination of any such insurance. City Holding has no knowledge of any state of facts or of the occurrence of any event that is reasonably likely to form the basis for any material claim against it not fully covered (except to the extent of any applicable deductible) by the policies or binders referred to above. Neither City Holding nor any of its subsidiaries has received notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any such insurance coverage will not be available in the future on substantially the same terms as now in effect.

                  (o) Loan Portfolio. Each loan outstanding on the books of City Holding and City National is in all respects what it purports to be, was made in the ordinary course of business, was not known to be uncollectible at the time it was made, accrues interest (except for loans recorded on such books as non-accrual) in accordance with the terms of the loan, and with respect to loans originated by City National was made in accordance with City National's standard loan policies as in effect at the time the loan was negotiated except for loans to facilitate the sale of OREO or loans with renegotiated terms and conditions. The records of City National regarding all loans outstanding and OREO by City National on its books are accurate in all material respects and the risk classifications for the loans outstanding are, in the best judgment of the management of City Holding and City National, appropriate. The reserves for possible loan losses on the outstanding loans of City National, as reflected in the City Holding Financial Statements, have been established in accordance with GAAP and with the requirements of the OCC, the Federal Reserve Board, and the FDIC. In the best judgment of the management of City Holding and City National such reserves are adequate as of the date hereof and will be adequate as of the Effective Time of the Holding Company Merger to absorb all known and anticipated loan losses in the loan portfolio of City National. Except as identified on Schedule 3.2(o), no loan in excess of $50,000 has been classified by examiners (regulatory or internal) as "Special Mention", "Substandard", "Doubtful", "Loss", or words of similar import. Except as disclosed on Schedule 3.2(o), the OREO included in any nonperforming asset of City National is recorded at the lower of cost or fair value less estimated costs to sell based on independent appraisals that comply with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and Uniform Standards of Professional Appraisal Practice. Except as identified on Schedule 3.2(o), to the Knowledge of City Holding and City National, each loan reflected as an asset on the City Holding Financial Statements is the legal, valid and binding obligation of the obligor and any guarantor, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, and no defense, offset or counterclaim has been asserted with respect to any such loan, which if successful would have a material adverse effect on the financial condition, results of operation or business of City Holding on a consolidated basis.

                  (p) Absence of Changes. Except as identified on Schedule 3.2(p), since June 30, 1998 there has not been any material adverse change in the condition (financial or otherwise), aggregate assets or liabilities, earnings or business of City Holding, other than changes resulting from or attributable to (i) changes since such date in laws or regulations, GAAP or interpretations of either thereof that affect the banking or savings and loan industries generally, (ii) changes since such date in the general level of interest rates,
         (iii) expenses since such date incurred in connection with the transactions contemplated by this Agreement, or (iv) any other accruals, reserves or expenses incurred by City Holding or its subsidiaries since such date with Horizon's prior written consent. Since June 30, 1998, the business of City Holding has been conducted only in the ordinary course.

                  (q) Brokers and Finders. Neither City Holding, City National nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein, except for the engagement of Wheat First Securities, Inc., whose total compensation for its engagement shall not exceed $2,000,000.

                  (r) Subsidiaries; Partnerships and Joint Ventures. City Holding's only subsidiaries, direct or indirect, are set forth in
         Schedule 3.2(r). Such corporations are duly organized, validly existing and in good standing under the laws of their jurisdiction of incorporation and have all requisite corporate power and authority to own, lease and operate their properties and to carry on their business as now being conducted in all material respects. City Holding owns, directly or indirectly, all of the issued and outstanding capital stock of its subsidiaries free and clear of any liens, claims, encumbrances, charges or rights of third parties of any kind whatsoever and is not a party to any joint venture agreement or partnership except as set forth in Schedule 3.2(r).

                  (s) Reports. Since January 1, 1995, City Holding and City National have filed all material reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the Federal Reserve Board, (ii) the FDIC, (iii) the OCC, (iv) the WVBOB, (v) the SEC and
         (vi) any other governmental or regulatory authority or agency having jurisdiction over their operations. Each of such reports and documents, including the financial statements, exhibits and schedules thereto, filed with the SEC pursuant to the 1934 Act was in form and substance in compliance in all material respects with the 1934 Act. No such report or statement, or any amendments thereto, contains any statement which, at the time and in light of the circumstances under which it was made, was false or misleading with respect to any material fact necessary in order to make the statements contained therein not false or misleading. City Holding is a reporting company under Section 12(g) or 15(d) of the 1934 Act and the regulations of the SEC.

                  (t) Environmental Matters. For purposes of this subsection, the following terms shall have the indicated meaning:

                  "Environmental Law" and "Hazardous Substance" shall have the meanings ascribed to those terms in Section 3.1(t) of this Agreement.


                  "Loan Portfolio Properties and Other Properties Owned" means those properties owned or operated by City Holding or any of its subsidiaries, including those properties serving as collateral for any loans made and retained by City Holding or City National or for which City Holding or City National serves in a trust relationship for the loans retained in portfolio.

                  Except as disclosed in Schedule 3.2(t), to the Knowledge of City Holding,

                           (i) neither  City  Holding nor City  National has
                  been or is in violation of or liable under any Environmental Law;

                           (ii) none of the Loan  Portfolio  Properties  and
                  Other Properties Owned has been or is in violation of or liable under any Environmental Law; and

                           (iii) there are no actions, suits, demands, notices,
                  claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law.

                  (u) Disclosure. Except to the extent of any subsequent correction or supplement with respect thereto furnished prior to the date hereof, no written statement, certificate, schedule, list or other written information furnished by or on behalf of City Holding at any time to Horizon, in connection with this Agreement, when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by City Holding to Horizon is or will be a true and complete copy of such document, unmodified except by another document delivered by City Holding.

                 (v) Accounting and Tax Matters. Neither City Holding nor City National nor any subsidiary of either has taken or agreed to take any action or has any knowledge of any fact or circumstance that would prevent the Holding Company Merger from qualifying as a reorganization within the meaning of Section 368 of the Code, or from being eligible for "pooling-of-interests" accounting.

                  (w) Regulatory Approvals. Neither City Holding nor City National nor any subsidiary of either knows of any reason why the approvals, consents and waivers of governmental authorities referred to in Sections 6.1(f) and 6.2(f) hereof should not be obtained on a timely basis without the imposition of any condition of the type referred to in Section 6.1(f) hereof and neither of them has taken or agreed to take any action that would materially impede or delay the receipt of such approvals, consents and waivers or would be reasonably likely to result in the imposition of any such condition.

                 (x) Year 2000 Matters. The computer software operated by City Holding which is material to the conduct of its business is capable of providing or is being adapted to provide (pursuant to plans approved by the Board of Directors, copies of which have been provided to Horizon, the expense of which has been reserved against or otherwise provided for), in all material respects, uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software records, stores processes and presents such calendar dates falling on or before December 31, 1999. Neither City Holding or City National has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve Board's Supervision and Regulation Letter No. SR 98-3(SUP), dated March 4, 1998).

                  (y) Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of City Holding or any of its subsidiaries, were entered into in the ordinary course of business and, to the Knowledge of City Holding, in accordance with prudent banking practices and applicable rules, regulations and policies of any regulatory authority of competent jurisdiction and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of City Holding or one of its subsidiaries enforceable in accordance with their terms except as enforceability may be limited by laws affecting insured depository institutions and similar laws affecting the enforcement of creditors' rights generally and subject to any equitable principles limiting the right to obtain specific performance. City Holding and each of City Holding's subsidiaries have duly performed all of their obligations thereunder to the extent that such obligations to perform have accrued, and, to the Knowledge of City Holding, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

                  (z) Recission of Repurchases. Except as set forth on Schedule 3.2(z), all share repurchase programs previously authorized by the Board of Directors of City Holding have either expired or been revoked by resolution duly adopted on or prior to the date hereof.

                                   ARTICLE IV
                        CONDUCT AND TRANSACTIONS PRIOR TO
                THE EFFECTIVE TIME OF THE HOLDING COMPANY MERGER

         4.1. Access to Records and Properties of City Holding, City National, Other City Holding Subsidiaries, Horizon and the Horizon Banks; Confidentiality.

                  Between the date of this Agreement and the Effective Time of the Holding Company Merger, each of City Holding and City National and the subsidiaries of each on the one hand, and each of Horizon and the Horizon Banks on the other, agree to give to the other reasonable access to all the premises and books and records (including tax returns filed and those in preparation) of it and its subsidiaries and to cause its officers to furnish the other with such financial and operating data and other information with respect to the business and properties as the other shall from time to time request for the purposes of verifying the representations and warranties set forth herein, preparing the Registration Statement (as defined in Section 4.2) and applicable regulatory filings (as set forth in Section 4.6), to facilitate the parties in performing their due diligence reviews of the affairs of one another, and otherwise as reasonably requested in connection with the Transaction and the parties' various regulatory reporting obligations, provided, however, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the respective business of the other. City Holding and Horizon shall each maintain the confidentiality of all confidential information furnished to it by the other party hereto concerning the business, operations, and financial condition of the party furnishing such information, and shall not use any such information except in furtherance of the Transaction. If this Agreement is terminated, each party hereto shall promptly return all documents and copies of, and all workpapers containing, confidential information received from the other party hereto. The obligations of confidentiality under this
Section 4.1 shall survive any such termination of this Agreement and shall remain in effect, except to the extent that (a) one party shall have directly or indirectly acquired the assets and business of the other party; (b) as to any particular confidential information with respect to one party, such information
(i) shall become generally available to the public other than as a result of an unauthorized disclosure by the other party or (ii) was available to the other party on a nonconfidential basis prior to its disclosure by the first party; (c) disclosure by any party is required by subpoena or order of a court of competent jurisdiction or by order of a regulatory authority of competent jurisdiction; or
(d) disclosure is required by the SEC or bank or other regulatory authorities in connection with the transactions contemplated by this Agreement, provided that the disclosing party has, prior to such disclosure, advised the other party of the circumstances necessitating such disclosure and have reached mutually agreeable arrangements relating to such disclosure.

         4.2.     Registration Statement, Proxy Statement, Shareholder Approval.

                  Horizon and City Holding will duly call and will hold meetings of their shareholders as soon as practicable for the purpose of approving the Holding Company Merger and the related transactions and will comply fully with the provisions of the 1933 Act and the 1934 Act and the rules and regulations of the SEC under such acts to the extent applicable, and the Articles of Incorporation and By-laws of Horizon and City Holding relating to the call and holding of a meeting of shareholders for such purpose. The Boards of Directors of Horizon and City Holding will recommend to and actively encourage shareholders that they vote in favor of the Holding Company Merger, to the maximum extent permissible in light of their fiduciary duties. City Holding and Horizon will jointly prepare the proxy statement-prospectus to be used in connection with such meeting (the "Proxy Statement-Prospectus") and City Holding will prepare and file with the SEC a Registration Statement on Form S-4 (the "Registration Statement"), of which such Proxy Statement-Prospectus shall be a part, and use its best efforts promptly to have the Registration Statement declared effective. In connection with the foregoing, City Holding will comply with the requirements of the 1933 Act, the 1934 Act, the Nasdaq Stock Market and the rules and regulations of the SEC under such acts with respect to the offering and sale of City Holding Common Stock in connection with the Transaction and with all applicable state Blue Sky and securities laws. The notices of such meetings and the Proxy Statement-Prospectus shall not be mailed to Horizon or City Holding shareholders until the Registration Statement shall have become effective under the 1933 Act. Horizon covenants that none of the information supplied by Horizon and City Holding covenants that none of the information supplied by City Holding in the Proxy Statement-Prospectus will, at the time of the mailing of the Proxy Statement-Prospectus to Horizon and City Holding shareholders, contain any untrue statement of a material fact nor will any such information omit any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; and at all times subsequent to the time of the mailing of the Proxy Statement-Prospectus, up to and including the date of the meetings of Horizon and City Holding shareholders, as applicable, to which the Proxy Statement-Prospectus relates, none of such information in the Proxy Statement-Prospectus, as amended or supplemented, will contain an untrue statement of a material fact or omit any material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  Horizon, as the sole shareholder of the Horizon Banks, and City Holding, as the sole shareholder of City National, hereby approve this Agreement and the transactions contemplated herein.

         4.3.     Operation of the Businesses of the Parties.

                  Each of Horizon, the Horizon Banks, City Holding and City National agrees that from June 30, 1998 to the Effective Time of the Holding Company Merger, they and their subsidiaries have operated, and they and their subsidiaries will operate, their respective businesses substantially as presently operated and only in the ordinary course and in general conformity with applicable laws and regulations, and, consistent with such operation, they will use their best efforts to preserve intact its present business organizations and its relationships with persons having business dealings with it. Without limiting the generality of the foregoing, Horizon, the Horizon Banks, City Holding and City National agree that they will not, without the prior written consent of Horizon or City Holding, as applicable, (i) make any change in the salaries, bonuses or title of any executive officer, subject to bonus or compensation plans already adopted by the Board of Directors or the Compensation Committee thereof prior to the date of this Agreement; (ii) make any change in the title, salaries or bonuses of any other employee, other than those permitted by current employment policies in the ordinary course of business, any of which changes shall be reported promptly to the other parties;
(iii) enter into any bonus, incentive compensation, deferred compensation, profit sharing, thrift, retirement, pension, group insurance or other benefit plan or any employment or consulting agreement or increase benefits under existing plans subject to bonus plans already adopted by the Board of Directors or the Compensation Committee thereof prior to the date of this Agreement;
(iv) create or otherwise become liable with respect to any indebtedness for money borrowed or purchase money indebtedness except in the ordinary course of business; (v) amend its Articles of Incorporation, Charter or By-laws, except that City Holding shall amend its Articles of Incorporation immediately preceding the Effective Time of the Holding Company Merger to authorize the issuance of up to 100,000,000 shares of City Holding Common Stock, par value $2.50 per share, and up to 5,000,000 shares of City Holding Preferred Stock, par value $25.00 per share; (vi) issue or contract to issue any shares of capital stock or securities exchangeable for or convertible into capital stock except (t) up to 94,800 shares of Horizon Common Stock issuable to senior executive officers pursuant to Horizon Options outstanding as of June 30, 1998,
(u) up to 1,853,262 shares of Horizon Common Stock pursuant to the Horizon Option Agreement; (v) shares of or options to purchase Horizon Common Stock pursuant to the Horizon 401(k) Plan, the Horizon Employee Stock Option Plan, the Horizon Incentive Stock Option Plan and the Horizon Dividend Reinvestment Plan;
(w) up to 30,000 options to purchase shares of Horizon Common Stock issuable pursuant to Horizon's Incentive Stock Option Plan; (x) up to 285,671 shares of City Holding Common Stock issuable pursuant to City Holding Options outstanding as of June 30, 1998; (y) up to 1,334,095 shares of City Holding Common Stock pursuant to the City Holding Option Agreement; or (z) shares of City Holding Common Stock issuable pursuant to City Holding's dividend reinvestment plan, 401(k) plan, and Employee Stock Ownership Plan; (vii) except as set forth on Schedule 4.3, repurchase any shares of Horizon or City Holding capital stock;
(viii) enter into or assume any material contract or obligation, except in the ordinary course of business; (ix) other than as provided in (a) below with respect to the work-out of nonperforming assets, waive, release, compromise or assign any right or claim involving $75,000 or more; (x) propose or take any other action which would make any representation or warranty of such party in Article III hereof untrue; (xi) introduce any new products or services or change the rate of interest on any deposit instrument to above-market interest rates; (xii) make any change in policies respecting extensions of credit or loan charge-offs; (xiii) change reserve requirement policies; (xiv) change securities portfolio policies;
(xv) acquire a policy or enter into any new agreement, amendment or endorsement or make any changes relating to insurance coverage, including coverage for its directors and officers, which would result in an additional payment obligation of $50,000 or more; (xvi) propose or take any action with respect to the closing of any branches; (xvii) amend the terms of any outstanding stock option or similar agreements; (xviii) amend the terms of the written severance or employment agreements; or (xix) make any change in any tax election or accounting method or system of internal accounting controls, except as may be appropriate to conform to any change in regulatory accounting requirements or GAAP. Horizon, the Horizon Banks, City Holding and City National further agree that, between the date of this Agreement and the Effective Time of the Holding Company Merger, they will consult and cooperate with one another regarding (a) loan portfolio management, including management and work-out of nonperforming assets, and credit review and approval procedures and (b) securities portfolio and funds management, including management of interest rate risk.

         4.4.     No Solicitation.

                  Unless and until this Agreement shall have been terminated pursuant to its terms, neither Horizon, the Horizon Banks, City Holding or City National nor any of their executive officers, directors, representatives, agents or affiliates shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations (with any person other than a party to this Agreement) concerning any merger, sale of substantial assets, tender offer, sale of shares of stock or similar transaction involving such party or disclose, directly or indirectly, any information not customarily disclosed to the public concerning such party, afford to any other person access to the properties, books or records of such party (unless required by the provisions of Section 31-1-105 of the WVC) or otherwise assist any person preparing to make or who has made such an offer, or enter into any agreement with any third party providing for a business combination transaction, equity investment or sale of significant amount of assets. Horizon, the Horizon Banks, City Holding and City National will promptly communicate to one another the terms of any proposal which any of them may receive in respect to any of the foregoing transactions.

         4.5.     Dividends.

                  Horizon and City Holding agree that since June 30, 1998 they have not, and prior to the Effective Time of the Holding Company Merger they will not, declare any cash dividends without the prior written consent of the other party, except for regular quarterly cash dividends not in excess of that most recently declared prior to June 30, 1998 except that Horizon and City Holding may increase the dividend amount for the fourth quarter of 1998, consistent with the relative increase of such dividend for the fourth quarter of 1997. Horizon and City Holding will coordinate with one another regarding the declaration and payment of dividends in respect of Horizon Common Stock and City Holding Common Stock to ensure that no holder of Horizon Common Stock will receive two dividends, or fail to receive on dividend, for any single calendar quarter with respect to its shares of Horizon Common Stock, including shares of City Holding Common Stock such holder may receive in connection with the Transaction.

         4.6.     Regulatory Filings; Best Efforts.

                  City Holding and Horizon shall jointly prepare all regulatory filings required to consummate the transactions contemplated by this Agreement and submit the filings for approval with the Federal Reserve Board, the OCC, the FDIC and the WVBOB as soon as practicable after the date hereof. City Holding and Horizon shall use their best efforts to obtain approvals of such filings.
         4.7.     Public Announcements.

                  Each party will consult with the other before issuing any press release or otherwise making any public statements with respect to the Transaction and shall not issue any press release or make any such public statement prior to such consultations and approval of the other party, which approval shall not be unreasonably withheld, except as may be required by law.

         4.8.     Operating Synergies; Conformance to Reserve Policies, Etc..

                  Between the date hereof and the Effective Time of the Holding Company Merger, the parties will work with one another to achieve appropriate operating efficiencies following the Closing Date. Subject to the Horizon Banks' approval, which will not be unreasonably withheld, City Holding's notification to the Horizon Banks' customers and City Holding's direct contact with customers regarding the Bank Mergers will commence following receipt of Federal Reserve Board and OCC approval but not earlier than 60 days prior to the Closing Date. At the request of City Holding and upon receipt by Horizon and the Horizon Banks of written confirmation from City Holding and City National that there are no conditions to the obligations of City Holding and City National under this Agreement set forth in Article V which they believe will not be fulfilled so as to permit them to consummate the Transaction and the other transactions contemplated hereby, not more than three days before the Effective Time of the Holding Company Merger Horizon and the Horizon Banks shall establish such additional accruals, reserves and charge-offs, through appropriate entries in its accounting books and records, provided such adjustments are in accordance with GAAP and applicable law and regulation as may be necessary to conform Horizon's and the Horizon Banks' accounting and credit loss reserve practices and methods to those of City Holding and City National (as such practices and methods are to be applied from and after the Effective Time of the Holding Company Merger). Any such accruals, reserves and charge-offs shall not be deemed to cause any representation and warranty of Horizon and the Horizon Banks to be untrue or inaccurate as of the Effective Time of the Holding Company Merger.

         4.9.     City Holding Rights Agreement.

                  City Holding agrees that any rights issued pursuant to the Rights Agreement, dated as of May 7, 1991, shall be issued with respect to each share of City Holding Common Stock issued pursuant to the terms hereof and the Holding Company Plan of Merger, regardless whether there has occurred a Distribution Date under the terms of such Rights Agreement prior to the occurrence of the Effective Time of the Holding Company Merger.

         4.10.    Agreement as to Efforts to Consummate.

                  Subject to the other terms and conditions of this Agreement, each of City Holding, City National, Horizon and the Horizon Banks agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including, without limitation, using reasonable effort to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated herein. Each of City Holding, City National, Horizon and the Horizon Banks shall use its best efforts to obtain consents of all third parties and governmental bodies necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         4.11.    Adverse Changes in Condition.

                  City Holding, City National, Horizon and the Horizon Banks each agrees to give written notice promptly to the other concerning any event or circumstance which would cause or constitute a breach of any of the representations, warranties or covenants of such party contained herein. Each of City Holding, City National, Horizon and the Horizon Banks shall use its best efforts to prevent or promptly to remedy the same.

         4.12.    Nasdaq Listing.

                  City Holding will file with the Nasdaq Stock Market an additional listing application for the shares of City Holding Common Stock to be issued in the Holding Company Merger and shall use its best efforts to cause such shares to be approved for listing on the Nasdaq Stock Market prior to the Effective Time of the Holding Company Merger.

         4.13.    Delivery and Updating of Schedules.

                  (a) Horizon shall prepare and deliver to City Holding all of the Schedules pertaining to Horizon and the Horizon Banks referred to in Section 3.1 not later than August 14, 1998. Such Schedules shall be true and correct as of the date delivered or such other date provided in Article III.

                  (b) City Holding shall prepare and deliver to Horizon all of the Schedules pertaining to City Holding and City National referred to in Section 3.2 not later than August 14, 1998. Such Schedules shall be true and correct as of the date delivered or such other date provided in Article III.

                  (c) Horizon shall notify City Holding, and City Holding shall notify Horizon, of any changes, additions or events which may cause any change in or addition to any Schedules delivered by it under this Agreement, promptly after the occurrence of same and at the Closing Date by delivery of updates of all Schedules, including future quarterly and annual financial statements. No notification made pursuant to this Section 4.13 shall be deemed to cure any breach of any representation or warranty made in this Agreement or any Schedule unless City Holding or Horizon, as the case may be, specifically agree thereto in writing, nor shall any such notification be considered to constitute or give rise to a waiver by Horizon or the Horizon Banks on the one hand, or City Holding or City National on the other hand of any condition set forth in this Agreement.

         4.14.    Transactions in City Holding Common Stock.

                  Other than the issuance or acquisition of City Holding Common Stock pursuant to City Holding employee benefit plans, or the purchase or sale of City Holding Common Stock by City National in its capacity as trustee under City Holding employee benefit plans or in any other fiduciary capacity in which it is directed to sell or purchase City Holding Common Stock, none of City Holding, City National, Horizon or the Horizon Banks will, directly or indirectly, purchase, publicly sell or publicly acquire any shares of City Holding Common Stock, or take any other action intended to manipulate the price of City Holding Common Stock, during the 10 trading days ending on the 10th day prior to the Effective Time of the Holding Company Merger.

         4.15.    Standstill Agreements; Confidentiality Agreements.

                  During the period from the date of this Agreement through the Effective Time of the Holding Company Merger, neither Horizon nor City Holding shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective subsidiaries is a party. During such period, Horizon or City Holding, as the case may be, shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

         4.16.    Letters from Accountants.

                  City Holding, City National, Horizon and the Horizon Banks shall use reasonable efforts to cause Ernst & Young, LLP, independent accountants for City Holding and Horizon, to deliver to City Holding and City National and Horizon and the Horizon Banks, letters dated within two business days prior to the date the Registration Statement shall become effective and in form and substance reasonably satisfactory to the recipient thereof to the effect that for financial reporting purposes, the Transaction qualifies for pooling-of-interests accounting treatment under GAAP if consummated in accordance with this Agreement.


                                    ARTICLE V
                       MANAGEMENT AND CORPORATE GOVERNANCE

         5.1.     Board of Directors.

                  Immediately following the Effective Time of the Holding Company Merger, the Board of Directors of City Holding shall be comprised of 24 members, 12 to be designated by City Holding and 12 to be designated by Horizon at least 10 business days prior to the mailing of the Proxy Statement-Prospectus to the shareholders of City Holding and Horizon. If any director so designated shall be unwilling or unable to serve as a director of City Holding, a replacement shall be designated by the remaining persons designated by City Holding or Horizon, as applicable. Until the 1999 annual meeting of the Board of Directors, the Chairman of the Board shall be elected by the directors designated by Horizon.

         5.2.     Management.

                  Immediately following the Effective Time of the Holding Company Merger, the management of City Holding and City National shall be as set forth on Exhibit E.


                                   ARTICLE VI
                              CONDITIONS OF MERGER

         6.1.     Conditions of Obligations of City Holding and City National.

                  The obligations of City Holding and City National to perform this Agreement are subject to the satisfaction at or prior to the Effective Time of the Holding Company Merger of the following conditions unless waived by City Holding and City National.

                  (a) Representations and Warranties; Performance of Obligations. The representations and warranties of Horizon and the Horizon Banks set forth in Section 3.l hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time of the Holding Company Merger as though made on and as of the Effective Time of the Holding Company Merger (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date); Horizon and the Horizon Banks shall have in all material respects performed all obligations required to be performed by them and satisfied all conditions required to be satisfied by them under this Agreement prior to the Effective Time of the Holding Company Merger; and City Holding and City National shall have received a certificate signed by the Chief Executive Officer and by the Chief Financial Officer of Horizon and each of the Horizon Banks, which may be to their knowledge after due inquiry, to such effects.

                  (b) Authorization of Transaction. All action necessary to authorize the execution, delivery and performance of this Agreement by Horizon and the Horizon Banks and the consummation of the transactions contemplated herein (including the shareholder action referred to in Section 4.2) shall have been duly and validly taken by the Boards of Directors of Horizon and the Horizon Banks and by the shareholders of Horizon and the Horizon Banks, and Horizon and the Horizon Banks shall have full power and right to merge into City Holding and City National, respectively, on the terms provided herein.

                  (c) Opinion of Counsel. City Holding and City National shall have received an opinion of Jackson & Kelly, counsel to Horizon and the Horizon Banks, dated the Closing Date and satisfactory in form and substance to counsel to City Holding and City National, in the form attached hereto as Exhibit G.

                  (d) The Registration Statement. The Registration Statement shall be effective under the 1933 Act and City Holding shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to offer and issue the City Holding Common Stock in connection with the Holding Company Merger, and neither the Registration Statement nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the SEC or any state securities authority.

                  (e) Tax Opinion. City Holding and City National shall have received, in form and substance satisfactory to them, an opinion of Hunton & Williams to the effect that, for federal income tax purposes, each of the Holding Company Merger and the Bank Mergers will qualify as a "reorganization" under Section 368(a) of the Code, and no taxable gain will be recognized by City Holding, City National, Horizon or the Horizon Banks (i) in the Holding Company Merger (a) upon the transfer of Horizon's assets to City Holding in exchange for City Holding Common Stock and the assumption of Horizon's liabilities or (b) upon the distribution of such City Holding Common Stock to Horizon shareholders or (ii) in the Bank Mergers, (a) upon the transfer of the Horizon Banks' assets to City National in exchange for the assumption of the Horizon Banks' liabilities and in constructive exchange for City National common stock (but the Horizon Banks or City National may be required to include certain amounts in income as a result of the termination of any bad debt reserve maintained by the Horizon Banks for federal income tax purposes and other possible required changes in tax accounting methods) or (b) upon the constructive distribution of such City National common stock to City Holding.

                  (f) Regulatory Approvals. All required approvals from federal and state regulatory authorities having jurisdiction to permit City Holding and City National to consummate the Transaction and to issue City Holding Common Stock to Horizon shareholders shall have been received and shall have contained no conditions deemed in good faith to be materially disadvantageous by City Holding, in light of the transaction as a whole, as to make the transition not feasible. Notwithstanding anything to the contrary in this Agreement, in the event that divestiture of operations is required by any regulatory agency that affects the market of Hinton or Summers County, West Virginia, City Holding agrees not to divest any of the operations currently comprising Summers, but rather to divest other operations. No temporary restraining order, preliminary or permanent injunction or other order by any Federal or state court in the United States which prevents the consummation of the Transaction shall have been issued and remain in effect.

                  (g) Affiliate Letters. Within 60 days of the date hereof, each shareholder of Horizon who is a Horizon Affiliate shall have executed and delivered a commitment and undertaking in the form of Exhibit H to the effect that (1) such shareholder will dispose of the shares of City Holding Common Stock received by him in connection with the Holding Company Merger only in accordance with the provisions of paragraph (d) of Rule 145 under the 1933 Act; (2) such shareholder will not dispose of any of such shares until City Holding has received, at its expense, an opinion of counsel acceptable to it that such proposed disposition will not violate the provisions of paragraph (d) of Rule 145 and any applicable securities laws which opinion shall be rendered promptly following counsel's receipt of such shareholder's written notice of its intent to sell shares of City Holding Common Stock; (3) such shareholder shall not dispose of any such shares until City Holding has published results of at least 30 days of the combined operations of City Holding and Horizon and (4) the certificates representing said shares may bear a legend referring to the foregoing restrictions.

                  (h) Nasdaq Listing. The shares of City Holding Common Stock to be issued in the Holding Company Merger shall have been approved for listing, upon notice of issuance, on the Nasdaq Stock Market.

                  (i) Acceptance by City Holding and City National Counsel. The form and substance of all legal matters contemplated hereby and of all papers delivered hereunder shall be reasonably acceptable to counsel for City Holding and City National.

                  (j) Letters from Accountants. City Holding and City National shall have received letters from Ernst & Young, LLP, independent accountants for City Holding and Horizon, dated within two business days prior to the Closing Date and in form and substance reasonably satisfactory to City Holding and City National to the effect that for financial reporting purposes, the Transaction qualifies for pooling-of-interests accounting treatment under GAAP if consummated in accordance with this Agreement.

                  (k) Dissenting Shares. The total amount of cash paid or payable by City Holding for Dissenting Shares, fractional shares of Horizon Common Stock and any shares of City Holding Common Stock with respect to which the holder has exercised dissenters' rights shall not exceed 9% of the aggregate value of the shares of City Holding Common Stock and cash exchanged for the shares of Horizon Common Stock in the Holding Company Merger.

                  (l) Fairness Opinion. Unless waived by City Holding, City Holding shall have received an opinion, dated within five business days of the date on which the Proxy Statement-Prospectus for this transaction is mailed to City Holding Shareholders from Wheat First Securities, Inc. that as of such date the Exchange Ratio is fair, from a financial point of view, to the holders of City Holding Common Stock.

                  (m) Employment Agreement. Steven J. Day shall have waived the application to any transaction contemplated by or discussed in this Agreement or the Holding Company Plan of Merger of the "change of control" provisions of any employment or severance agreement between him and City Holding.

         6.2.     Conditions of Obligations of Horizon and the Horizon Banks.

                  The obligations of Horizon and the Horizon Banks to perform this Agreement are subject to the satisfaction at or prior to the Effective Time of the Holding Company Merger of the following conditions unless waived by Horizon and the Horizon Banks:

                  (a) Representations and Warranties; Performance of Obligations. The representations and warranties of City Holding and City National set forth in Section 3.2 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time of the Holding Company Merger as though made on and as of the Effective Time of the Holding Company Merger (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date); City Holding and City National shall have in all material respects performed all obligations required to be performed by them and satisfied all conditions required to be satisfied by them under this Agreement prior to the Effective Time of the Holding Company Merger; and Horizon and the Horizon Banks shall have received a certificate signed by the Chief Executive Officer and by the Chief Financial Officer of City Holding and City National, which may be to their knowledge after due inquiry, to such effects.

                  (b) Authorization of Transaction. All action necessary to authorize the execution, delivery and performance of this Agreement by City Holding and City National and the consummation of the transactions contemplated herein (including the shareholder action referred to in Section 4.2) shall have been duly and validly taken by the Boards of Directors of City Holding and City National and by the shareholders of City Holding and City National, and City Holding and City National shall have full power and right to merge with Horizon and the Horizon Banks, respectively, on the terms provided herein.

                  (c) Opinion of Counsel. Horizon and the Horizon Banks shall have received an opinion of Hunton & Williams, counsel to City Holding and City National, dated the Closing Date and satisfactory in form and substance to counsel to Horizon and the Horizon Banks, in the form attached hereto as Exhibit J.

                  (d) The Registration Statement. The Registration Statement shall be effective under the 1933 Act and City Holding shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to offer and issue the City Holding Common Stock in connection with the Holding Company Merger, and neither the Registration Statement nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the SEC or any state securities authority.

                  (e) Tax Opinion. Horizon and the Horizon Banks shall have received, in form and substance reasonably satisfactory to them, an opinion of Jackson & Kelly to the effect that, for federal income tax purposes, each of the Holding Company Merger and the Bank Mergers will qualify as a "reorganization" under Section 368(a) of the Code; no taxable gain will be recognized by City Holding, City National, Horizon or the Horizon Banks (i) in the Holding Company Merger (a) upon the transfer of Horizon's assets to City Holding in exchange for City Holding Common Stock and the assumption of Horizon's liabilities or (b) upon the distribution of such City Holding Common Stock to Horizon shareholders or (ii) in the Bank Mergers, (a) upon the transfer of the Horizon Banks' assets to City National in exchange for the assumption of the Horizon Banks' liabilities and in constructive exchange for City National stock (but the Horizon Banks or City National may be required to include certain amounts in income as a result of the termination of any bad-debt reserve maintained by the Horizon Banks for federal income tax purposes and other possible required changes in tax accounting methods) or (b) upon the constructive distribution of such City National stock to City Holding; no taxable gain will be recognized by a Horizon shareholder on the exchange by such shareholder of shares of Horizon Common Stock solely for shares of City Holding Common Stock (including any fractional share interest) in the Holding Company Merger; a Horizon common shareholder's basis in City Holding Common Stock (including any fractional share interest) received in the Holding Company Merger will be the same as the shareholder's basis in the Horizon Common Stock surrendered in exchange therefor; the holding period of such City Holding Common Stock (including any fractional share interest) for a Horizon shareholder will include the holding period of the Horizon Common Stock surrendered in exchange therefor, if such Horizon Common Stock is held as a capital asset by the shareholder at the Effective Time of the Holding Company Merger; and a Horizon common shareholder who receives cash in lieu of a fractional share of City Holding Common Stock will recognize gain or loss equal to any difference between the amount of cash received and the shareholder's basis in the fractional share interest.

                  (f) Regulatory Approvals. All required approvals from federal and state regulatory authorities having jurisdiction to permit Horizon and the Horizon Banks to consummate the Transaction and to permit City Holding to issue City Holding Common Stock to Horizon shareholders shall have been received. No temporary restraining order, preliminary or permanent injunction or other order by and Federal or state court in the United States which prevents the consummation of the Transaction shall have been issued and remain in effect.

                  (g) Nasdaq Listing. The shares of City Holding Common Stock to be issued in the Holding Company Merger shall have been approved for listing, upon notice of issuance, on the Nasdaq Stock Market.

                  (h) Acceptance by Horizon Counsel. The form and substance of all legal matters contemplated hereby and of all papers delivered hereunder shall be reasonably acceptable to counsel for Horizon.

                  (i) Letters from Accountants. Horizon and the Horizon Banks shall have received letters from Ernst & Young, LLP, independent accountants for City Holding and Horizon, dated within two business days of the Closing Date and in form and substance reasonably satisfactory to Horizon and the Horizon Banks to the effect that for financial reporting purposes, the Transaction qualifies for pooling-of-interests accounting treatment under GAAP if consummated in accordance with this Agreement.

                  (j) Fairness Opinion. Unless waived by Horizon, the Horizon Board shall have received an opinion, dated within five business days of the date on which the Proxy Statement-Prospectus for this transaction is mailed to Horizon shareholders from Baxter, Fentriss & Co. that as of such date the consideration to be received by the holders of Horizon Common Stock in the Holding Company Merger is fair from a financial point of view.

                  (k) Employment Agreement. Steven J. Day shall have waived the application to any transaction contemplated by or discussed in this Agreement or the Holding Company Plan of Merger of the "change of control" provisions of any employment or severance agreement between him and City Holding.


                                   ARTICLE VII
                          CLOSING DATE; EFFECTIVE TIME

         7.1.     Closing Date.

                  Unless another date or place is agreed to in writing by the parties, the closing of the transactions contemplated in this Agreement shall take place at the offices of City Holding, 25 Gatewater Road, Charleston, West Virginia, at 10:00 o'clock A.M., local time, on such date as City Holding and Horizon shall agree upon; provided, that such date shall not be earlier than 10 days after the receipt of the last required regulatory approval, and shall not be later than 60 days after the receipt of such approval and, in no event, shall be later than March 31, 1999 (the "Closing Date"). The parties agree to use their best efforts to make the Holding Company Merger effective on or before December 31, 1998.

         7.2.     Filings at Closing.

                  Subject to the provisions of Article V, at the Closing Date, City Holding shall cause Articles of Merger relating to the Holding Company Plan of Merger to be filed in accordance with the WVC and City Holding, City National, Horizon and the Horizon Banks shall take any and all lawful actions to cause the Holding Company Merger to become effective.

         7.3.     Effective Time.

                  Subject to the terms and conditions set forth herein, including receipt of all required regulatory approvals, the Holding Company Merger shall become effective at the time Articles of Merger filed with the

Secretary of State of the State of West Virginia are made effective (the "Effective Time of the Holding Company Merger") and the Bank Mergers shall become effective at the times the respective Articles of Merger filed with the applicable governmental authorities are made effective (the "Effective Time of the Bank Mergers").


                                  ARTICLE VIII
             TERMINATION; SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS;
                              WAIVER AND AMENDMENT

         8.1.     Termination.

                  This Agreement shall be terminated, and the Transaction abandoned, if the shareholders of City Holding or Horizon shall not have given the approval required by Section 4.2. Notwithstanding such approval by such shareholders, this Agreement may be terminated at any time prior to the Effective Time of the Holding Company Merger, by:

                  (a) The mutual consent of City Holding and Horizon, as expressed by their respective Boards of Directors;

                  (b) Either City Holding or Horizon, as expressed by their respective Boards of Directors, if the Holding Company Merger has not occurred by March 31, 1999, provided that the failure of the Holding Company Merger to so occur shall not be due to a willful breach of any representation, warranty, covenant or agreement by the party seeking to terminate this Agreement;

                  (c) By City Holding in writing authorized by its Board of Directors if Horizon or the Horizon Banks has, or by Horizon in writing authorized by its Boards of Directors, if City Holding or City National has, in any material respect, breached (i) any covenant or agreement contained herein, or (ii) any representation or warranty contained herein, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Closing Date; provided, that it is understood and agreed that either party may terminate this Agreement on the basis of any such material breach of any representation or warranty which is not cured within 30 days of written notice thereof contained herein notwithstanding any qualification therein relating to the knowledge of the other party;

                  (d) Either City Holding or Horizon, as expressed by their respective Boards of Directors, in the event that any of the conditions precedent to the obligations of such parties to consummate the Transaction have not been satisfied or fulfilled or waived by the party entitled to so waive on or before the Closing Date, provided that no party shall be entitled to terminate this Agreement pursuant to this subparagraph (d) if the condition precedent or conditions precedent which provide the basis for termination can reasonably be and are satisfied within a reasonable period of time, in which case, the Closing Date shall be appropriately postponed;

                 (e) City Holding or Horizon if the Federal Reserve Board, the OCC, the FDIC or the WVBOB deny approval of the Transaction and the time period for all appeals or requests for reconsideration has run;

                  (f) City Holding, if Horizon fails to deliver to City Holding as required by Section 4.13(a) the Schedules relating to Horizon and the Horizon Banks or if City Holding notifies Horizon not later than 5:00 p.m., Charleston, West Virginia time, on August 21, 1998, that the results of its due diligence review of the affairs of Horizon and the Horizon Banks, including its review of such Schedules and as more generally provided for in Section 4.1, have been, in its sole judgment, unsatisfactory;

                  (g) Horizon, if City Holding fails to deliver to Horizon as required by Section 4.13(b) the Schedules relating to City Holding and City National or if Horizon notifies City Holding not later than 5:00 p.m., Charleston, West Virginia time, on August 21, 1998, that the results of its due diligence review of the affairs of City Holding and City National, including its review of such Schedules and as more generally provided for in Section 4.1, have been, in its sole judgment, unsatisfactory;

                  (h) Either Horizon or City Holding, if any stockholder approval required by Section 4.2 herein is not obtained; or

                  (i) Either Horizon or City Holding, if the Board of Directors of the other party, acting in accordance with the second sentence of
         Section 4.2, shall have withdrawn, modified or changed in a manner adverse to the terminating party its approval or recommendation of this Agreement and the transactions contemplated hereby.

         8.2.     Effect of Termination.

                  In the event of the termination and abandonment of this Agreement and the Transaction pursuant to Section 8.1, this Agreement, other than the provisions of Sections 4.1 (last three sentences) and 10.1, shall become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, provided that nothing contained in this Section 8.2 shall relieve any party from liability for any willful breach of this Agreement.

         8.3.     Survival of Representations, Warranties and Covenants.

                  The respective representations and warranties, obligations, covenants and agreements (except for those contained in Sections 1.2, 1.3, 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, Article V, 7.2, 7.3, 8.1, 8.2, 8.3, 8.4, 9.1, 9.2,
10.2, 10.3, 10.4 and 10.6 which shall survive the effectiveness of the

Transaction) of City Holding, City National, Horizon and the Horizon Banks contained herein shall expire with, and be terminated and extinguished by, the effectiveness of the Transaction and shall not survive the Effective Time of the Holding Company Merger.

         8.4.     Waiver and Amendment.

                  Any term or provision of this Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof and this Agreement may be amended or supplemented by written instructions duly executed by all parties hereto at any time, whether before or after the meetings of City Holding and Horizon shareholders referred to in Section 4.2 hereof, excepting statutory requirements and requisite approvals of shareholders and regulatory authorities, provided that any such amendment or waiver executed after shareholders of City Holding or Horizon have approved this Agreement and the Holding Company Plan of Merger shall not modify either the amount or form of the consideration to be received by such shareholders for their shares of Horizon Common Stock or otherwise materially adversely affect such shareholders without their approval.


                                   ARTICLE IX
                              ADDITIONAL COVENANTS

         9.1. Indemnification of Horizon Officers and Directors; Liability Insurance.

                  After the Effective Time of the Holding Company Merger, City Holding acknowledges its obligation to provide, and agrees to provide, indemnification to the directors, employees and officers of Horizon and the Horizon Banks and the subsidiaries thereof for events occurring prior to or subsequent to the Effective Time of the Holding Company Merger as if they had been directors, employees or officers of City Holding prior to the Effective Time of the Holding Company Merger, to the extent permitted under the WVC and the Articles of Incorporation and Bylaws of City Holding as in effect as of the date of this Agreement. Such indemnification shall continue for ten years after the Effective Time of the Holding Company Merger, provided that any right to indemnification in respect of any claim asserted or made within such ten year period shall continue until final disposition of such claim. City Holding will provide officers and directors liability insurance coverage to all directors and officers of Horizon and the Horizon Banks and their subsidiaries, whether or not they become part of the City Holding organization after the Effective Time of the Holding Company Merger, to the same extent provided to City Holding's officers and directors, provided that coverage will not extend to acts as to which notice has been given prior to the Effective Time of the Holding Company Merger. The right to indemnification and insurance provided in this Section 9.1 is intended to be for the benefit of directors, employees and officers of Horizon and the Horizon Banks and the subsidiaries thereof and as such may be personally enforced by them at law or in equity.

         9.2.     Employee Matters.

                  (a) Severance Benefits. City Holding or City National will pay a severance benefit to each person, other than those persons who have employment agreements with City Holding or City National, who is an employee of City Holding, City National, Horizon, the Horizon Banks or any of their subsidiaries at the Effective Time of the Holding Company Merger and who is terminated without cause within six months after the Effective Time of the Holding Company Merger. The amount of such severance benefit will equal one week, in the case of hourly employees, and two weeks, in the case of salaried employees, of such employee's base pay (as in effect immediately before the Effective Time of the Holding Company Merger) for each full year of service up to 52 weeks base pay, provided, however, that the severance benefit shall not be less than three weeks of base pay. Such severance benefit shall be in lieu of any other severance benefit otherwise to be provided to such employees.

                  (b) Employee Benefits for Transferred Employees. All employees of Horizon or the Horizon Banks immediately prior to the Effective Time of the Holding Company Merger who are employed by City Holding, City National or another City Holding subsidiary immediately following the Effective Time of the Holding Company Merger ("Transferred Employees") will be covered by City Holding's employee benefit plans as to which they are eligible based on their length of service, compensation, job classification, and position, including, where applicable, any incentive compensation plan. Notwithstanding the foregoing, City Holding may determine to continue any of the Horizon or the Horizon Banks benefit plans for Transferred Employees in lieu of offering participation in City Holding's benefit plans providing similar benefits (e.g., medical and hospitalization benefits), to terminate any of the Horizon or the Horizon Banks benefit plans, or to merge any such benefit plans with City Holding's benefit plans. Except as specifically provided in this Section 9.2 and as otherwise prohibited by law, Transferred Employees' service with Horizon or the Horizon Banks which is recognized by the applicable benefit plan of Horizon or the Horizon Banks at the Effective Time of the Holding Company Merger shall be recognized as service with City Holding for purposes of eligibility to participate and vesting, if applicable (but not for purposes of benefit accrual) under the corresponding City Holding benefit plan, if any, subject to applicable break-in-service rules.

                 (c) Advisory Directors. Following the Effective Time of the Holding Company Merger, City Holding agrees to appoint members of the Board of Directors of Raleigh, Summers, Greenbrier, Marlinton and Twentieth as advisory directors of City National, but this undertaking shall not create any obligation on City Holding's part to appoint any particular director as an advisory director for any particular term. City Holding agrees, for three years from the Effective Time of the Holding Company Merger, to maintain deferred compensation plans for directors, with similar benefits, and shall not terminate or reduce any benefits of any person thereunder which have been accrued, funded or vested.

                  (d) Employment Agreements. Immediately following the Effective Time of the Holding Company Merger, City Holding shall enter into employment or consulting agreements, in the forms attached hereto as
         Exhibit I, with the individuals named on Exhibit I.


                                    ARTICLE X
                                  MISCELLANEOUS

         10.1.    Expenses.

                  Each party hereto shall bear and pay the costs and expenses incurred by it relating to the transactions contemplated hereby.

         10.2.    Entire Agreement.

                  This Agreement contains the entire agreement among City Holding, City National, Horizon and the Horizon Banks with respect to the Transaction and the related transactions and supersedes all prior agreements (including the Letter Agreement), arrangements or understandings with respect thereto.

         10.3.    Descriptive Headings.

                  Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

         10.4.    Notices.

                  All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

                           If to City Holding or City National:

                                    City Holding Company
                                    25 Gatewater Road
                                    Charleston, West Virginia 25313
                                    Attention:   Robert A. Henson
                                                 Chief Financial Officer

                           Copy to:

                                    Lathan M. Ewers, Jr.
                                    Randall S. Parks
                                    Hunton & Williams
                                    951 East Byrd Street
                                    Richmond, Virginia  23219

                           If to Horizon or the Horizon Banks:

                                    Horizon Bancorp, Inc.
                                    One Park Avenue
                                    Beckley, West Virginia 25801
                                    Attention: Frank S. Harkins, Jr. Chairman

                           Copy to:

                                    Louis S. Southworth, II
                                    Charles D. Dunbar
                                    Jackson & Kelly
                                    1600 Laidley Tower (Zip: 25301)
                                    P.O. Box 553
                                    Charleston, West Virginia 25322

                                    E. M. Payne, III
                                    File, Payne, Scherer & File
                                    P.O. Drawer L
                                    130 Main Street
                                    Beckley, West Virginia 25801

         10.5.    Counterparts.

                  This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         10.6.    Governing Law.

                  Except as may otherwise be required by the laws of the United States, this Agreement shall be governed by and construed in accordance with the laws of West Virginia.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, all as of the day and year first above written.

                         CITY HOLDING COMPANY


                         By:     /s/ Robert A. Henson
                                 --------------------
                                 Name:  Robert A. Henson
                                 Title:    Chief Financial Officer



                          HORIZON BANCORP, INC.


                          By:     /s/ Frank S. Harkins, Jr.
                                  -------------------------
                                  Name:  Frank S. Harkins, Jr.
                                  Title:    Chairman of the Board and CEO